WELLINGTON MANAGEMENT COMPANY, LLP
WELLINGTON TRUST COMPANY, NA
WELLINGTON MANAGEMENT INTERNATIONAL
WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD.

CODE OF ETHICS
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Summary

Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees. Wellington Management's personal trading and conduct must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. It is Wellington Management's aim to be as flexible as possible in its internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory Affairs Department.

The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on October 29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

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Policy  on  Personal
Securities
Transactions

Essentially, this policy requires that all personal securities transactions (including acquisitions or dispositions other than through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

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Definition of
"Personal  Securities
Transactions"

The  following   transactions  by  Employees  are  considered  "personal"  under applicable SEC rules and therefore subject to this statement of policy:

1.   Transactions for an Employee's own account, including IRA's.

2. Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the Employee is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest".

If an Employee has a substantial measure of influence or control over an account, but neither the Employee nor the Employee's family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions are not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within Wellington Management. In this regard, please note "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.
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

Preclearance
Required

EXCEPT AS SPECIFICALLY EXEMPTED IN THIS SECTION, ALL EMPLOYEES MUST CLEAR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION. This includes bonds, stocks (including closed end funds), convertibles, preferreds, options on securities, warrants, rights, etc. for domestic and foreign securities, whether publicly traded or privately placed. The only exceptions to this requirement are automatic dividend reinvestment and stock purchase plan acquisitions, broad-based stock index and U.S. government securities futures and options on such futures, transactions in open-end mutual funds, U.S. Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

Clearance for transactions must be obtained by contacting the Director of Global Equity Trading or those personnel designated by him for this purpose. Requests for clearance and approval for transactions may be communicated orally or via email. The Trading Department will maintain a log of all requests for approval as coded confidential records of the firm. Private placements (including both securities and partnership interests) are subject to special clearance by the Director of Regulatory Affairs, Director of Enterprise Risk Management or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR ONE TRADING DAY ONLY. THIS "ONE TRADING DAY" POLICY IS INTERPRETED AS FOLLOWS:

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS OPEN, CLEARANCE IS EFFECTIVE FOR THE REMAINDER OF THAT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS CLOSED, CLEARANCE IS EFFECTIVE FOR THE NEXT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

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Filing of Reports

Records of personal securities transactions by Employees will be maintained. All Employees are subject to the following reporting requirements:


1
Duplicate  Brokerage
Confirmations

All  Employees  must  require  their   securities   brokers  to  send  duplicate
confirmations of their securities transactions to the Regulatory Affairs Department. Brokerage firms are accustomed to providing this service. Please contact Regulatory Affairs to obtain a form letter to request this service. Each employee must return to the Regulatory Affairs Department a completed form for each brokerage account that is used for PERSONAL SECURITIES TRANSACTIONS OF THE EMPLOYEE. EMPLOYEES SHOULD NOT send the completed forms to their brokers directly. The form must be completed and returned to the Regulatory Affairs Department prior to any transactions being placed with the broker. The Regulatory Affairs Department will process the request in order to assure delivery of the confirms directly to the Department and to preserve the confidentiality of this information. When possible, the transaction confirmation filing requirement will be satisfied by electronic filings from securities depositories.


2
Filing of Quarterly
Report of all
"Personal Securities
Transactions"


SEC rules require that a quarterly record of all personal securities transactions submitted by each person subject to the Code's requirements and that this record be available for inspection. To comply with these rules, every Employee must file a quarterly personal securities transaction report within 10 calendar days after the end of each calendar quarter. Reports are filed electronically utilizing the firm's proprietary Personal Securities Transaction Reporting System (PSTRS) accessible to all Employees via the Wellington Management Intranet.

At the end of each calendar quarter, Employees will be notified of the filing requirement. Employees are responsible for submitting the quarterly report within the deadline established in the notice.

Transactions during the quarter indicated on brokerage confirmations or electronic filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

Employees must also provide information on any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established.

IMPORTANT NOTE: The quarterly report must include the required information for all "personal securities transactions" as defined above, except transactions in open-end mutual funds, money market securities, U.S. Government securities, and futures and options on futures on U.S. government securities. Non-volitional transactions and those resulting from corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.


3
Certification of Compliance

As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.


4
Filing of Personal

Annually, all Employees must file a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.


5
Review of Reports

All reports filed in accordance with this section will be maintained and kept confidential by the Regulatory Affairs Department. Reports will be reviewed by the Director of Regulatory Affairs or personnel designated by her for this purpose.
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Restrictions on
"Personal  Securities
Transactions"

While all personal securities transactions must be cleared prior to execution, the following guidelines indicate which transactions will be prohibited, discouraged, or subject to nearly automatic clearance. The clearance of personal securities transactions may also depend upon other circumstances, including the timing of the proposed transaction relative to transactions by our investment counseling or investment company clients; the nature of the securities and the parties involved in the transaction; and the percentage of securities involved in the transaction relative to ownership by clients. The word "clients" refers collectively to investment company clients and counseling clients. Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

Please note that these restrictions apply in the case of debt securities to the specific issue and in the case of common stock, not only to the common stock, but to any equity-related security of the same issuer including preferred stock, options, warrants, and convertible bonds. Also, a gift or transfer from you (an Employee) to a third party shall be subject to these restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.


1
No Employee may engage in personal transactions involving any securities which are:


o being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled. In addition, no Portfolio Manager may engage in a personal transaction involving any security for 7 days prior to, and 7 days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures" below. Portfolio Managers include all designated portfolio managers and others who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Regulatory Affairs Department.

o    the  subject  of a new or  changed  action  recommendation  from a research
     analyst   until  10  business   days   following   the   issuance  of  such
     recommendation;

o the subject of a reiterated but unchanged recommendation from a research analyst until 2 business days following reissuance of the recommendation

o actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.


2
The Code of Ethics strongly discourages short term trading by Employees. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss, nor to futures or options on futures on broad-based securities indexes or U.S. government securities.

3
No  Employee   engaged  in  equity  or  bond  trading  may  engage  in  personal transactions involving any equity securities of any company whose primary business is that of a broker/dealer.

4
Subject to preclearance, Employees may engage in short sales, options, and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit-taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions as noted above. In specific case of hardship an exception may be granted by the Director of Regulatory Affairs or her designee upon approval of the Ethics Committee with respect to an otherwise "frozen" transaction.

5
No Employee may engage in personal transactions involving the purchase of any security on an initial public offering. This restriction also includes new issues resulting from spin-offs, municipal securities and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Director of Regulatory Affairs or her designee upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to open-end mutual funds, U. S. government issues or money market investments.

6
EMPLOYEES MAY NOT PURCHASE SECURITIES IN PRIVATE PLACEMENTS UNLESS APPROVAL OF THE DIRECTOR OF REGULATORY AFFAIRS, DIRECTOR OF ENTERPRISE RISK MANAGEMENT OR THE GENERAL COUNSEL HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding later if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.


Gifts and Other
Sensitive Payments

Employees should not seek, accept or offer any gifts or favors of more than minimal value or any preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization WITH WHOM THE FIRM TRANSACTS business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory Affairs Department.

Any question as to the propriety of such situations should be discussed with the Regulatory Affairs Department and any incident in which an Employee is encouraged to violate these provisions should be reported immediately. An explanation of all extraordinary travel, lodging and related meals and entertainment is to be reported in a brief memorandum to the Director of Regulatory Affairs.

Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

1
Use of the firm's funds for political purposes.

2
Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

3
Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

4
Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

5
Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

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Other Conflicts of
Interest
Employees should also be aware that areas other than personal securities transactions or gifts and sensitive payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than a complete list of situations to avoid.


"Inside Information"
Specific reference is made to the firm's policy on the use of "inside information" which applies to personal securities transactions as well as to client transactions.


Use of Information
Information acquired in connection with employment by the organization may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that certain clients have specifically required their relationship with us to be treated confidentially.


Disclosure of
Information
Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.


Outside
Activities
All outside relationships such as directorships or trusteeships of any kind or membership in investment organizations (e.g., an investment club) must be cleared by the Director of Regulatory Affairs prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.


Exemptive Procedure
The Director of Regulatory Affairs, the Director of Enterprise Risk Management, the General Counsel or the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

Any Employee wishing an exemption should submit a written request to the Director of Regulatory Affairs setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Regulatory Affairs Department.


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Compliance with
The Code of Ethics

Adherence to the Code of Ethics is considered a basic condition of employment with our organization. The Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

Violations of the provisions regarding personal trading will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of Ethics also reflect provisions of the U.S. securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

Again, Wellington Management would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or Ethics Committee.

Revised: March 1, 2000

                                NEWELL ASSOCIATES
                INSIDER TRADING PREVENTION POLICY AND PROCEDURES
                               AND CODE OF ETHICS
                             (REVISED MAY 18, 1999)

         Newell Associates (the "Firm") is an investment adviser to, among others, registered investment companies. As such, the Firm and its employees are fiduciaries, and must place the interests of the clients first. Accordingly, you must scrupulously avoid serving your own personal interests ahead of the interests of the clients. This Insider Trading Prevention Policy and Code of Ethics (the "Statement of Policy") addresses the potential conflict that may exist between the interests of the Firm's employees and the Firm's clients. Significantly, a breach of fiduciary duty will be treated as a breach of this code whether or not the conduct in question is specifically listed among the prohibitions.

I.       INSIDER TRADING.

         It is the Firm's policy that no officer, director or employee may (i) trade in a security, either personally or on behalf of others, while in the possession of material non-public information related to that security, or (ii) communicate material non-public information to others in violation of the law. This policy applies to every officer, director, and employee of the Firm and extends to activities both within and outside of their duties at the Firm. Every officer, director, and employee must read and acknowledge his or her understanding of this Statement of Policy and Procedures. Any questions regarding the Firm's policy and procedures should be directed to Roger Newell, the Director of Compliance.

A.       INSIDER TRADING.

         In general, the law prohibits trading in securities while in possession of material non-public information, "tipping" such information to others who may trade, or recommending the purchase or sale of securities to which that information relates.

INSIDERS AND NON-INSIDERS

         Federal securities laws specifically prohibit trading by an "insider", whether for his or her personal benefit or for the benefit of others, while in possession of material non-public information. The concept of "insider" encompasses a wide group of individuals. In addition to officers, directors, and employees of a company, it includes persons who enter into special confidential relationships with a company in which they are given access to confidential information solely for the company's purposes. Such temporary insiders can include investment advisers and their employees. Before a person will be considered an "insider", though, the company involved must expect that person to keep confidential any non-public information, and the relationship between that person and the company must imply such a duty.

         Federal securities laws also govern conduct of "non-insiders". Generally, a "non-insider" may not trade while in possession of material non-public information. It is also against the law to communicate material non-public information to others in violation of one's duty to keep such information confidential.

         Under current law, a person who trades while in possession of material non-public information violates the law if the transaction would breach a fiduciary duty or the person knows (or is reckless in not knowing) that the information has been provided to him or her in a breach of a duty. Examples of these breaches of duty are (i) when an insider, agent, or one in whom a company has placed its trust and confidence trades in that company's securities while in possession of material non-public information or (ii) when an insider improperly discloses material non-public information to a third person who then trades on the information, knowing that the insider improperly disclosed the information. Non-insiders will also be liable if they (or the person informing them) have misappropriated material, non-public information. Employees who have questions about whether information has been improperly disclosed to them should consult Mr. Newell.

MATERIAL AND NON-PUBLIC INFORMATION

         Trading while in possession of information is not a basis for liability unless the information is "material" and "non-public". Information about a security is material if a reasonable investor would consider it important in making an investment decision. If the disclosure of information would affect the market price of a security, that information is likely to be material. Examples of information likely to be material include: mergers and acquisition negotiations; significant changes in management; changes in debt ratings; significant litigation or governmental investigation; changes in earnings estimates or actual earnings; changes in dividend policies; labor negotiations; and preliminary indication of a new product or other major development. In addition, special caution must be exercised before trading in or making recommendations about securities that are or may be the subject of a tender offer. Because tender offers have a significant impact on the price of a target company's securities, any information indicating that there is a possibility that a tender offer will be made is likely to be material.

         Information need not relate specifically to the ISSUER of securities (e.g., earnings news) in order to be material. Information about the MARKET for a security could also be material. For example, knowledge that a client intends to buy or sell a large amount of a security, or knowledge that the Firm intends to recommend buying or selling a security could easily be material if it can be expected to affect the market for the security.

         Information is "non-public" if it has not been disseminated in a manner making it available to investors generally, such as publication through Dow Jones, the Associated Press, THE NEW YORK TIMES, THE WALL STREET JOURNAL, another publication of general circulation, or the local news media if the company's operations or stockholders are geographically localized. Disclosure to a small group of people, such as brokerage firm research analysts or institutional investors, does not make information public. Even after information has been released to the public, at least twenty-four hours (or such other period as the Compliance Director determines) must elapse to give the market time to absorb the previously non-public information.

B.       PENALTIES FOR INSIDER TRADING.

         Penalties for trading while in the possession of material non-public information or communicating such information are severe. A person can be subject to some or all of the following penalties even if he or she does not personally benefit from the violation:

     o    civil injunctions
     o    treble damages
     o    disgorgement of profits
     o    jail sentences

     o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited
     o fines for the Firm and/or controlling persons of the Firm of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this statement of policy and procedures can be expected to result in serious sanctions by the Firm, including dismissal of the person or persons involved.


II.      PROCEDURES FOR PREVENTING VIOLATIONS OF THE POLICY

         The following procedures have been established to aid the officers, directors, and employees of the Firm in avoiding insider trading and to avoid breaches of the Firm's Statement of Policy. Every officer, director, and employee of the Firm must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult Mr. Newell.

A.       IDENTIFYING MATERIAL NON-PUBLIC INFORMATION

         Before trading for yourself or others, including accounts managed and/or advised by the Firm, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         (i) Is the information material? That is, is this information that an investor would consider important in making his OR HER investment decisions? Generally, if the information is a factor in YOUR decision making, it is material.

         (ii) Is the information non-public? Is this information generally available to the public? Has the information been effectively communicated to the marketplace by being published in publications of general circulation?

         If you believe that the information is material and non-public, or if you are uncertain whether the information is material and non-public, you should take the following steps:

         (i)      Report the matter immediately to the Compliance Director;
         (ii)     Do not trade the securities on behalf of yourself  or  others;
                  AND
         (iii) Do not communicate the information inside or outside the Firm, other than to the Compliance Director.

B.       RESTRICTING ACCESS.

         Except as provided in paragraph A above, information in your possession that you identify as material and non-public may not be communicated to anyone, including Firm personnel, outside of your normal job-related duties. Care should be taken so that such information is secure. For example, files containing material non-public information must be protected, and access to computer files containing material non-public information must be restricted. Sensitive documents shall be copy-restricted and not removed from the office without permission of the Compliance Director.

         Do not discuss material non-public information or confidential matters in public places, such as elevators, restaurants, lavatories, trains, or airplanes, where conversations may be overheard.

C.       TRADING RESTRICTIONS.

         In the course of providing investment management and investment advisory services, the Firm determines that it will purchase particular securities for the accounts it manages (including the mutual funds the Firm advises). These determinations, and any research that could be expected to give rise to such determinations, are referred to as "Recommendation Information". Recommendation Information could, upon public disclosure, significantly affect the market for a security and may therefore be considered "material non-public information". Buying or selling securities with knowledge of Recommendation Information before it has been acted upon by or on behalf of the Firm's clients or while investment management activities are being carried on for such clients may constitute illegal "insider trading" as well as a breach of the Firm's and its employees' fiduciary obligations to the Firm's clients. The following prohibitions are intended to restrict the use of Recommendation Information.

         The prohibitions and reporting requirements set forth below apply to employees, officers, and directors whether such persons purchase or sell for their own account or for an account in which a member of such person's immediate family has a beneficial interest. Notably, the prohibitions and the reporting requirements set forth below do not apply to transactions which are non-volitional. That is, they do not apply to transactions in which the individual subject to the restriction does not direct the decision to effect the transaction. Such exempt transactions include purchases and sales by an automatic dividend reinvestment plan, and purchases effected in an account over which the person has no control.

         1. RESTRICTED LIST. The Firm shall maintain a list of securities in which trading activities shall be restricted (the "Restricted List"). Prior to making any purchase or sale of any security, whether, on their own or others' behalf, all employees, officers and directors must first check to see whether such security appears on the Restricted List. IF THE SECURITY IS INCLUDED IN THE RESTRICTED LIST, THEN THE EMPLOYEE, OFFICER OR DIRECTOR MAY NOT PURCHASE SUCH SECURITY. IF THE EMPLOYEE, OFFICER OR DIRECTOR ALREADY OWNS THE SECURITY, HE OR SHE MAY NOT SELL IT WITHOUT THE PRIOR APPROVAL OF THE COMPLIANCE DIRECTOR.

         Securities will be placed on the Restricted List when the Firm (i) receives material non-public information regarding those securities or (ii) is monitoring such securities in connection with considering such securities for purchase or sale on behalf of the Firm's clients. All employees will be responsible for notifying the Compliance Director about securities that should be placed on the Restricted list. Securities will be removed from the Restricted List when (i) material information relating to the securities is public and (ii) the Firm is not monitoring such securities in connection with considering them for purchase or sale on behalf of the Firm's clients. The Compliance Director will monitor the Restricted List for completeness.

         The Restricted List is confidential. The Restricted List will be made available to all employees, officers and directors. No information about the Firm's Restricted List may be disclosed to anyone outside of the Firm.

         2.  OTHER   PROHIBITIONS.   In  addition  to  the  above  restrictions,
employees, officers and directors of the Firm are prohibited from engaging in activities and transactions as set forth below:

             (i) INITIAL PUBLIC OFFERINGS. No employee, officer or director may acquire securities in any initial public offering of securities.

             (ii) PRIVATE PLACEMENTS. No employee, officer or director may acquire securities in a private placement of securities, unless such investment is authorized in advance by the Compliance Director.

             (iii) OPTIONS. No employee, officer or director may acquire or sell any option on any security.

             (iv)    SHORT-SELLING.  No employee, officer or director  may  sell
any security that they do  not  own  or  otherwise   engage  in  "short-selling"
activities.

             (v) SHORT-TERM TRADES. No employee, officer or director may purchase and sell the same or equivalent securities within a 60-day period. In the case of purchases and sales made in the portion of the Vanguard Equity Income Fund managed by Newell Associates and the Vanguard Variable Insurance Fund- Equity Income Portfolio, all profits derived in violation of this provision will be subject to disgorgement to Vanguard.

             (vi) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A FUND TRADE. No employee, officer or director may purchase or sell securities purchased or sold by the portion of the Vanguard Equity Income Fund managed by Newell Associates or by the Vanguard Variable Insurance Fund - Equity Income Portfolio at the recommendation of the Firm within three calendar days after such securities (or related securities) are purchased or sold by such Vanguard Portfolios. All profits derived in violation of this prohibition will be subject to disgorgement to Vanguard.

             (vii) PURCHASES WITHIN SEVEN DAYS BEFORE A FUND PURCHASE. An employee, officer or director who purchases securities (or related securities) within seven calendar days before the same (or related) securities are purchased by the portion of the Vanguard Equity Income Fund managed by Newell Associates or by the Vanguard Variable Insurance Fund - Equity Income Portfolio at the recommendation of the Firm, is prohibited from selling such securities for a period of six months following the trade in the Vanguard Portfolios. In the case of sales made in the portion of the Vanguard Equity Income Fund managed by Newell Associates and the Vanguard Variable Insurance Fund - Equity Income Portfolio, all profits derived in violation of this provision will be subject to disgorgement to Vanguard.

             (viii) SALES WITHIN SEVEN DAYS BEFORE A FUND SALE. An employee, officer or director who sells securities within seven days before a sale of the same (or related) securities are made in the portion of the Vanguard Equity Income Fund managed by Newell Associates or by the Vanguard Variable Insurance Fund - Equity Income Portfolio at the recommendation of the Firm must relinquish to Vanguard the difference between the person's sale price and that of the Vanguard Portfolio's sale price (assuming the person's sale price is higher).

             (ix)    DIRECTOR OF OTHER  COMPANIES.   No employee  or officer may
become a director of another company, the shares of which are publicly traded, without prior authorization of The Vanguard Group.

             (x) CONFLICTS OF INTEREST. Every employee, officer and director shall notify the Compliance Director of any personal conflict of interest relationship which may involve Vanguard, such as the existence of any economic relationship between their transactions and securities held or to be acquired by the portion of the Vanguard Equity Income Fund managed by Newell Associates or by the Vanguard Variable Insurance Fund - Equity Income Portfolio. Such notification shall occur PRIOR to the consummation of any transaction involving a conflict of interest.

             (xi) PROHIBITED TRANSACTIONS BY THE FIRM. As a general matter, the Firm shall not purchase for Vanguard any security of an issuer with which any of the Firm's employees, officers or directors are affiliated, unless the person directing such purchase does not communicate with the affiliated director or officer concerning that purchase, either before or after the purchase.

             (xii) RECEIPT OF GIFTS. No director, officer or employee of the Firm shall accept anything of value from broker-dealers or other persons providing services to the Firm which are given because of such person's association with the Firm; provided however, that employees may accept a gift of de minimis value (generally less than $50), such as an occasional meal or a holiday gift of food if such gift is made available to all employees of the Firm and is approved by Roger Newell or Jennifer Newell.

D.       REPORTING AND PRECLEARANCE REQUIREMENTS

         In order to monitor compliance with this policy, employees officers and directors must report certain information to the Compliance Director and obtain the clearance of the Compliance Director before executing certain transactions. Prior to purchasing or selling any security, employees and officers must disclose and receive clearance from the Compliance Director to make such purchases or sales. Prior to selling any security on the Restricted List, any director who is not an officer or an employee must disclose and receive clearance from the Compliance Director to make such sale. Every employee, officer and director shall report all of their transactions in securities within 10 days from the end of a calendar quarter in which such transactions occur.

         Reports shall include the following information with respect to transactions in any security in which the employee, officer or director has, or by reason of the reporting transaction acquires, any direct or indirect beneficial ownership in the security:

             (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

             (ii)    the nature of  the  transaction   (i.e.,  purchase, sale or
                     any other type acquisition or disposition);

             (iii)   the price at which the transaction was effected; and,

             (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

         Every employee and officer must disclose to the Compliance Director all individual securities holdings as of December 31, 1995, or upon commencement of employment, if at a later date. Thereafter such holdings shall be updated at the end of each calendar year.

         Every employee and officer shall direct their brokers to supply to the Compliance Director, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

         NO REPORTS ARE REQUIRED WITH RESPECT TO SECURITIES ISSUED BY THE FEDERAL, STATE OR LOCAL GOVERNMENT, SHARES OF MUTUAL FUNDS, CERTIFICATES OF DEPOSIT, AND COMMERCIAL PAPER. AS NOTED ABOVE, NO REPORTS ARE REQUIRED FOR ACCOUNTS OR TRANSACTIONS OVER WHICH THE REPORTING PERSON HAS NO CONTROL.

         The Compliance Director will review all trading activity reports filed by each employee, officer and director within seven days of their submission. The Compliance Director shall conduct periodic reviews of trading activity in the Firm's own account and in accounts managed or advised by the Firm. Promptly upon learning of a potential violation of the Firm's policy and procedures, the Compliance Director will prepare a written report to management providing full details and recommendations for further action.

         Every employee, officer and director shall certify annually that (i) they have read and understand this statement of Policy and recognize that they are subject thereto; (ii) they have complied with the requirements of this Statement of Policy; and (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of this Statement of Policy.


III.     SUPERVISORY PROCEDURES.

         The Firm will take steps to prevent and detect insider trading and to prevent violations of the Statement of Policy, including the following:

             (i) familiarize employees, officers and directors with the Firm's Statement of Policy;

             (ii)    make  the  Compliance    Director    available   to  answer
                     questions regarding the Firm's Statement of Policy;

             (iii)   resolve  issues of whether   information   received   by an
                     employee, officer, or director of the Firm is material and non-public;

             (iv)    review on a regular  basis and update  as   necessary   the
                     Firm's Statement of Policy and procedures; and

             (v)     when it has been determined that an employee, officer    or
                     director of the Firm has material non-public  information:

                     1.  place such security on the Restricted List;
                     2. implement measures to prevent dissemination of such information; and
                     3. promptly review, and either approve or disapprove, in writing, each request of an employee, officer or director for clearance to trade in securities not o the Restricted List.

IV.      DISCLAIMER AS TO CREATION OF NEW LEGAL LIABILITIES.

         The purpose of this statement of Policy is to comply with Rule 17j-1 of the Investment Company Act and Section 204A of the Investment Advisers Act of 1940. This expression of the Firm's policy and procedures is not intended to result in the imposition of liability that would not exist in the absence of this statement.


V.       DESIGNATION OF COMPLIANCE DIRECTOR.

         Roger Newell is designated as Compliance Director. Jennifer Newell is designated to act as Compliance Director when Roger Newell is unavailable and to review Roger Newell's trading activity and compliance with this Statement of Policy.

ACKNOWLEDGMENT:

I have read and understand this Statement of Policy, have complied with its requirements during 1999, and have reported all personal securities transactions required to be reported pursuant to it.




---------------------------------                           -------------------
Name                                                        Date

                                                                   November 1999

                       LINCOLN CAPITAL MANAGEMENT COMPANY

                                 CODE OF ETHICS

Employees of Lincoln Capital should conduct themselves with integrity and dignity and act in an ethical manner in dealings with clients, business partners, fellow employees and the public.

           PROHIBITION AGAINST ASSISTING LEGAL AND ETHICAL VIOLATIONS

An employee shall not knowingly participate in any act that violates any applicable law, rule, or regulation of any Government, Government agency, or regulatory organization governing professional, financial, or business activity, nor any act which would violate any provision of this Code of Ethics.

           PROHIBITION AGAINST USE OF MATERIAL NON-PUBLIC INFORMATION

It is a violation of United States Federal securities law and a serious breach of Lincoln Capital's Code of Ethics for an employee to trade in, or recommend trading in, the securities of a company, either for personal gain or on behalf of the firm's clients, while in the possession of material, nonpublic information ("inside information") obtained either in the course of performing duties, or through personal contacts. Such violations could subject an employee and Lincoln Capital to significant civil as well as criminal liability, including the imposition of monetary penalties. It could also result in irreparable harm to the reputation of Lincoln Capital. Tippees (i.e., persons who receive material, nonpublic information) also may be held liable if they pass along such information to others.

Inside information is generally understood as material information about an issuer of publicly-traded securities that has not been made known to either the professional investment community or to the public at large. Inside information is MATERIAL if it would be likely to have a substantial effect on the price of the issuer's securities or if a reasonable investor would be likely to consider it important in making his/her investment decision. Such information usually originates from the issuer itself and could include, among other things, knowledge of a company's earnings or dividends, a significant change in the value of assets, changes in key personnel or plans for a merger or acquisition.

For example, a Lincoln Capital portfolio manager, analyst or trader may receive information about an issuer's earnings or a new product in a private communication with the issuer. Such information is usually considered INSIDE INFORMATION because it has not been effectively disseminated to the public at large. As a general rule, any information received from an issuer that has not been made public in a press release, a public filing or forum should be considered inside information.

In addition, Rule 14e-3 under the Securities Exchange Act of 1934 (the "Exchange Act") makes it unlawful to buy or sell securities while in possession of material information relating to a tender offer, if the person buying or selling the securities knows or has reason to know that the information is nonpublic and has been acquired, directly or indirectly, from the person making or planning to make the tender offer, from the target company, or from any officer, director, partner or employee or other person acting on behalf of either the bidder or the target company. This rule prohibits not only trading, but also the communication of material, nonpublic information relating to a tender offer to another person in circumstances under which it is reasonably foreseeable that the communication could result in a trade by someone in possession of the material, nonpublic information.

Insider trading violations do not result when a perceptive investor reaches a conclusion about a corporate action or event through an analysis of public information and nonmaterial, nonpublic information (such as major cost cutting initiatives, new products, etc.). This is known as the mosaic theory. The data used in creating the mosaic may be gathered from all of the sources at the investor's disposal, including the company itself and sources outside of the company, such as suppliers, customers, and competitors. The investor may use conclusions reached under the mosaic theory as the basis for investment recommendations without the need for the company to release the information through broad, public means. Additionally, mere possession of material nonpublic information is not a violation.

             ACTIVITIES WITH RESPECT TO MATERIAL INSIDE INFORMATION

Engaging in communication of material inside information could result in violation of the Federal securities laws. Individuals who commit such acts could be subject to severe penalties under the securities laws and termination from Lincoln Capital.

1) Whenever an employee believes that he/she may have come into possession of material, nonpublic information about a public company, he/she personally must notify the Compliance Director as well as one other Managing Director and may not communicate such information to anyone else. Additionally, Lincoln Capital is obliged to contact the company and urge that the information be made public.

2) Whenever an employee has material, nonpublic information relating to any security, an employee may not buy or sell that security, or any derivative of that security, personally or for family members, any client account under Lincoln Capital management or any other person. In addition, an employee may not recommend to others that they should buy or sell that security or any derivative thereof.

                         RESPONSIBILITIES OF SUPERVISORS

A person with supervisory responsibility shall exercise reasonable oversight of their employees to prevent violation of applicable statutes, regulations and provisions of this Code of Ethics. This Code has been adopted by Lincoln Capital to comply with regulatory requirements. Any questions about the Code or the applicability of the Code to a personal securities transaction should be directed to the Compliance Director. If the Compliance Director is not available, questions should be directed to another Managing Director. In so doing the employee is entitled to rely upon reasonable procedures established by Lincoln Capital.

                PROHIBITION AGAINST MISREPRESENTATION OF SERVICES

An employee shall not make any statements, orally or in writing, which misrepresent:

     1) the services that the individual or Lincoln Capital performs for clients;
                                       I-3

     2) the qualifications of such person or Lincoln Capital;

     3) the investment performance that the person or Lincoln Capital has achieved or can reasonably be expected to achieve for the client; and or

     4) the expected performance of any investment.

An employee shall not make, orally or in writing, explicitly or implicitly, any assurances about or guarantees of any investment or its return except communication of accurate information as to the terms of the investment instrument and the issuer's obligations under the instrument.

                            FAIR DEALING WITH CLIENTS

An employee shall act in a manner consistent with the obligation to deal fairly with all clients when:

     1) disseminating investment recommendations;

     2) disseminating material changes from prior investment advice; and

     3) taking investment action.

                            PRIORITY OF TRANSACTIONS

An employee shall give client transactions priority over personal transactions, and ensure that any personal transactions do not adversely affect client interests. If an employee decides to purchase or sell a security or other investment, the employee must obtain prior approval from the Compliance Director prior to executing the transaction.

                             DISCLOSURE OF CONFLICTS

An employee, when making an initial investment recommendation, shall disclose to the Compliance Director and the Equity or Fixed Income Group, whichever is appropriate, any potential conflict of interest relating to any beneficial ownership of the securities or other investments involved that might reasonably be expected to impair the employee's ability to render unbiased and objective advice.

An employee shall disclose all matters that could reasonably be expected to interfere with the employee's duty to Lincoln Capital and/or Lincoln Capital clients, or with the ability to render unbiased and objective advice.

An  employee  shall  also  comply  with all  requirements  as to  disclosure  of conflicts of interest imposed by law and by rules and regulations of organizations governing the employee's activities, and shall comply with any prohibitions on the employee's activities if a conflict of interest exists.

If an employee is a director of a public company, Lincoln Capital will not trade in any security of that company.

                                Personal Trading

Below are rules governing personal purchases and sales of Common Stocks, Taxable Fixed Income Securities, Options and Futures Contracts. These rules apply to transactions in which an employee is deemed to have a beneficial interest in or accounts over which the employee exercises discretion or control. Some examples are:

     1) securities an employee owns or has pledged to another;

     2) securities  an  employee  holds in a joint  account  with a   spouse  or
     immediate family member;

     3) securities held by any partnership other than Lincoln Partners in which an employee is a general partner or by a trust of which an employee is a beneficiary (except for a remainder interest that does not participate in investment decisions regarding trust assets);

     4) securities held by an employee as trustee of a trust of which the employee is the settlor or an immediate family member has a beneficial interest; and

     5) securities held by a spouse, unless legally separated, or minor children or a person living in the employee's household.

An employee will not be deemed to have a beneficial interest in securities if they are held by a limited partnership in which the employee does not have or share investment control over the partnership's portfolio.

These examples are not exclusive. There are other circumstances in which an employee may or may not be deemed to have a beneficial interest. Any questions should be directed to the Compliance Director.

                     PROHIBITION OF TRADING BENCHMARK ISSUES

Lincoln Capital employees may not buy or sell securities which are used or are designated for possible use for Lincoln Capital client accounts. We call these securities Benchmark issues. Each employee must submit a list of any Benchmark issues owned at each year-end to the Compliance Director.

         Effective 12/31/94, an employee of Lincoln Capital is prohibited from buying Benchmark issues. The names of Lincoln Benchmark issues are attached and include all present holdings of Lincoln Capital and other companies considered to be candidates for Lincoln Capital accounts.

         Any Benchmark issues already owned by Lincoln Capital employees prior to the above date or acquired prior to employment by Lincoln Capital are "grandfathered," and do not have to be sold. Nor is sale required for an issue bought after 12/31/94 which subsequently is designated a Benchmark issue. A list of benchmark issues at each calendar year-end must be submitted to the Compliance Director. New employees must submit Benchmark issues to the
Compliance Director upon employment. Lincoln Capital employees may sell such securities only in accordance with the transaction rules set forth below.

                                    REPORTING

Every Lincoln Capital employee must arrange for duplicate confirms of all personal trades to be sent by their broker to Lincoln Capital's Compliance Director. In addition, employees must report all personal trades in writing quarterly. A copy of the Form is provided on page 9 of this document. Employees must provide Lincoln Capital's Compliance Director with an annual statement of all transactions and holdings from their broker. Annual statements are due in January. Separate confidential files will be maintained for each employee. The Compliance Director will review reports of all personal securities transactions for adherence to the Code and compliance with applicable law and regulation.

                        PRIOR PERMISSION (PRE-CLEARANCE)

Prior to the purchase or sale of any non-Benchmark issue, an employee must submit a request in writing to the Compliance Director using a trade authorization form (example provided on page 10 of this document) which is available from Equity trading. The employee cannot execute the trade until the form is signed and returned. The Compliance Director will sign the form only after ensuring (with the assistance of Equity trading) that the employee transaction does not conflict with any current client transaction, pending order or intention to buy or sell the issue for client accounts.

Once authorized, the employee has THREE days to execute the trade or else must re-submit another request. The employee is also bound by the blackout period and 60-day rule described below. All trade execution information needs to be supplied on the trade authorization form and returned to Equity trading.

In the absence of the Compliance Director, trades may be cleared by another Managing Director. The Compliance Director's trades will be cleared by another Managing Director. A log of all approvals and denials is kept by the Compliance Director. The Code of Ethics is not intended to restrict personal investment activities of employees beyond that necessary to accomplish its purposes. Therefore, the pre-clearance procedure will not apply to:

     1) purchases or sales of mutual funds (including any public or private fund advised by Lincoln Capital);

     2)  bank certificates of deposit or commercial paper;

     3)  U.S. government securities and municipal securities;

     4)  purchases which are part of an automatic dividend reinvestment plan;

     5) purchases or sales over which you have no direct influence or control; and or

     6) purchases or sales of stock index options, financial futures or index participations (however, options on individual securities must receive pre-clearance).

                                 BLACKOUT PERIOD

Even after receiving written permission to make a specific trade, an employee is still prohibited from buying or selling the security within three calendar days before or after Lincoln Capital and/or Lincoln Partners trades in that security (counting the trade date). To avoid even the appearance of "front running," if Lincoln Capital and/or Lincoln Partners decides within the three day blackout period to trade in that particular stock or sector of the fixed income market for fundamental reasons, the employee must disgorge to a charitable organization any profits realized on the trade. If
Lincoln Capital trading within the 3 day period is done only for cash flow reasons, that is, to adjust broadly client holdings because of unforeseen capital contributions or withdrawals, the employee does not have to forego any profit on the trade.

                                   60 DAY RULE

Employees are prohibited from profiting in the purchase and sale, or sale and purchase, of the same security within 60 calendar days.

                          PURCHASE OF PRIVATE SECURITY

Employees must receive approval from the Compliance Director prior to the purchase of a private issue ("private placement"). In the case of a private placement originated by a broker-dealer with whom Lincoln Capital may execute trades for its clients, approval must be received from a second Lincoln Capital Managing Director in addition to the Compliance Director. (If the Compliance Director is the purchaser, approval is necessary from two other Managing Directors.) These persons will consider potential conflicts of interest with client accounts or opportunities in deciding whether to approve a purchase of a private issue. If an issue which has been purchased by an employee in a private placement (or another security of the same issuer) is ultimately considered by Lincoln Capital as a viable prospect for purchase by clients, the Lincoln
Capital employee holding such an issue shall consult with the Compliance Director who shall decide whether it is appropriate or desirable for the employee to disqualify himself from any considerations with respect to the purchase or sale of such issue or such issuer for client accounts.

                             Initial Public Offering

Because of the nature of the business relationship between Lincoln Capital and its securities brokers, employees of Lincoln Capital are prohibited from purchasing shares in an initial public offering.

                                  DIRECTORSHIPS

Membership on the Board of Directors of a Benchmark issue will require prior approval by Lincoln Capital Managing Directors. A person serving as a director of any such company shall not participate in the decision to recommend or to purchase or sell a security of such company for client accounts.

                         RESTRICTIONS ON RECEIVING GIFTS

Employee's shall not receive any gift in merchandise or service of more than nominal value from any person or entity that does business with or on behalf of Lincoln Capital.

                                  COMPENSATION

     1)  Disclosure of Additional Compensation Arrangements

         An employee shall inform Lincoln  Capital  of  compensation   or  other
         benefit arrangements
                                                                      I-8
         in connection with any additional services.

     2)  Disclosure of Referral Fees

         An employee shall make appropriate disclosure to Lincoln Capital of any consideration paid or other benefit delivered to others for recommending Lincoln's services to a prospective client. Where applicable, any referral fee arrangements will be conducted in accordance with Rule 206(4)-3 under the Investment Advisers Act.

     3)  Duty to Employer

         An employee shall not undertake independent practice for compensation or other benefit in competition with Lincoln Capital, unless written consent is obtained from Lincoln Capital.

                            RELATIONSHIPS WITH OTHERS

     1)  Preservation of Confidentiality

         An employee shall preserve the confidentiality of information communicated by the client concerning matters within the scope of the confidential relationship, unless the employee receives information concerning illegal activities on the part of the client.

     2)  Fiduciary Duties

         An employee, in relationships with clients, shall use particular care in determining applicable fiduciary duty, and shall comply with such duty as to those persons and interests to whom it is owed.

           CONSEQUENCES FOR FAILURE TO COMPLY WITH THE CODE OF ETHICS

Compliance with this Code of Ethics is a condition of employment at Lincoln Capital. Taking into consideration all relevant circumstances, the Compliance Director, in consultation with other Managing Directors, will determine what action is appropriate for any breach of the provisions of the Code.

                             PROFESSIONAL MISCONDUCT

An employee shall not:

     1)  commit  a  criminal  act  that  upon  conviction   materially  reflects
         adversely on the employee's fitness as an employee of Lincoln Capital;

     2)  engage    in    conduct    involving    dishonesty,   fraud,  deceit or
         misrepresentation;

     3)  use, sell, dispense, or possess any illegal drugs or narcotics; nor

     5)  report to work under the influence of alcohol.

                                       I-9

At the time of employment and subsequently at the beginning of each calendar year, every Lincoln Capital employee must review and sign a copy of the Code of Ethics and certify that the employee has reported all personal securities transactions in accordance with this Code.

                     QUARTERLY EMPLOYEE TRADE REPORTING FORM

                       LINCOLN CAPITAL MANAGEMENT COMPANY

Name:

For Quarter Ending:


Name of          Buy or                                  Date of                                            Total
Security          Sell         No. of Shares           Transaction              Broker         Price        Cost
--------          ----         -------------           -----------              ------         -----        ----

                              TRADING REQUEST FORM

                                                     Date:______________________



I would like to purchase/sell the following securities:



Have you purchased or sold any of the above securities within the past 60 days?

                                         Signed:________________________________

                                         Compliance Director:___________________

                                         Trader:________________________________


After approval,  record the completed transaction below and return to Compliance
Director:

Name of Security           Buy       No.       Date of             Broker          Price        Total Cost
----------------         or Sell   Shares    Transaction          -------          -----        ----------
                         -------   ------    -----------


                         RESTRICTIONS ON RECEIVING GIFTS

Lincoln employees shall not accept a gift in merchandise or service of more than nominal value from any person or entity that does business with or on behalf of Lincoln Capital. All employees are required to exercise good judgement in their interaction with brokers and suppliers, as even the appearance of a conflict of interest could prove to be detrimental to Lincoln. Specifically: 1) solicitation of any free goods or services from a supplier is prohibited; 2) provision for travel and/or accommodations is prohibited.

If an employee has any questions about the appropriateness of a gift from a supplier, he/she should first discuss it with the Compliance Director.

                      GRANAHAN INVESTMENT MANAGEMENT, INC.
                         CODE OF ETHICS UNDER RULE 17j-1

                                  INTRODUCTION

         Rule 17j-1 under the Investment Company Act of 1940 generally prohibits persons associated with an investment company or its investment adviser from engaging in any fraudulent, deceptive, manipulative or otherwise unlawful practice in connection with the purchase or sale by such persons of securities held or acquired by the investment company.

         Set forth below is the Code of Ethics adopted by the Board of Directors of Granahan Investment Management, Inc. (the "Company"). This Code of Ethics is based on the principle that the directors, officers and employees of the Company owe a fiduciary duty to all of the Company's clients including the shareholders of the Vanguard Explorer Fund to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of the shareholders; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

         The effective date of the Code of Ethics  is  January 1, 1996.   Please
direct any questions to John J. Granahan, President.


                                 CODE OF ETHICS

I.       Definitions

     1. "Fund" means that portion of the Vanguard Explorer Fund under the management of the Company.

     2. "Accounts" refers to all accounts under the management of the Company.

     3. "Board of Directors" means the Board of Directors of the Company.

     4. "Officer" means any officer of the Company other than one serving solely as Clerk or Assistant Clerk.

     5. "Employee" means any director, officer or employee of the Company

     6. "Access person" means any director, officer, or "advisory person" of the Company.

     7. "Advisory person" means any employee of the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund or the Accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     8. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     9. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person or an advisory person has or acquires. "Beneficial ownership" is generally understood to include those securities from which a person enjoys some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner.

     10. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     11. "Security" shall include all forms of debt and equity securities, except that it shall not include shares of registered open end investment companies, securities issued by the Government of the United States, short term government securities, bankers' acceptances, bank certificates of deposit, commercial paper, and other money market instruments.


II.      Prohibited Transactions-All


     1. It is a basic policy that no director, officer or employee of the Company should be permitted to profit from the securities activities of the Fund, the Accounts or the Company. Accordingly, no such person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

          (i) is being considered for purchase or sale by the Fund or the Accounts; or

          (ii)   is being purchased or sold by the Fund or the Accounts.

     2. No such director, officer or employee shall disclose to other persons the securities activities engaged in or contemplated for the Fund or the Accounts.

     3. No such director, officer or employee shall seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Company because of such person's association with the Company.

         For  the  purposes  of  this   provision,   the  following  gifts  from
broker-dealers or other persons providing services to the Company will not be considered to be in violation of this section:

          (i)    an occasional meal;

          (ii) an occasional ticket to a sporting event, the theater or comparable entertainment;

          (iii)  a typical holiday gift.

III.     Prohibited Transactions-Officers and Advisory Persons

         In addition to the prohibited transactions set forth in Section 2, no officer or advisory person shall:


     1. Acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her position with the Company.

     2. Purchase or sell a security within at least seven calendar days before and after the Fund or an Account trades in that security. Any profits improperly realized on trades within the proscribed periods will be subject to disgorgement.

     3. Purchase any securities in a private placement, without prior approval of Mr. Granahan. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in the Fund's or an Account's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's or an Account's decision to purchase securities of the issuer shall be subject to independent review by a Company officer with no personal interest in the issuer.

     4. Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades shall be subject to disgorgement.

     5. Serve on the board of directors of any publicly traded company without prior authorization of Mr. Granahan. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders or an Account.

IV.      Prohibited Transactions-Other

     The Fund or an Account shall not invest in a security of an issuer of which a director or officer of the Company is an officer, director, or the owner of more than 5% of its outstanding securities.


V.       EXEMPTED TRANSACTIONS

         The prohibitions of Sections II and III of this Code shall not apply to:


         1. Purchases or sales effected in any account over which the employee has no direct or indirect influence or control.

         2.   Purchases or sales of shares of any registered investment company.

         3. Purchases or sales which are non-volitional on the part of either the employee or the Fund.

         4. Purchases which are part of an automatic dividend reinvestment plan.

         5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         6. Purchases or sales which receive the prior approval of an officer of the Company because:

                  (i) they are only remotely potentially harmful to the Fund or an Account;

                  (ii)   they  would  be  very  unlikely  to  affect  a   highly
                         institutional market; or

                  (iii)  they   clearly  are  not  related  economically  to  be
                         securities to be purchased, sold or held by  the   Fund
                         or an Account.

VI.      PRIOR APPROVAL

         All access persons shall receive prior approval from the President or other officer before purchasing or selling securities.

VII.     REPORTING

         1. Every access person and advisory person shall disclose to the President all personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31 and direct their brokers to supply the President duplicate copies of personal securities transactions confirmations and copies of periodic statements for securities accounts.

         2. Every officer and advisory person shall report to the President with respect to transactions in any security as required by the Investment Adviser's Act of 1940.

VIII.    SANCTIONS

         Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

XI.      RETENTION OF RECORDS

         This Code of Ethics, a copy of each report filed by employees, any written report relating to the interpretation of such Codes, or violations thereunder, and lists of all persons required to make reports, shall be preserved with records of the Company for the period required by Rule 17j-1.

XII.     ANNUAL CERTIFICATION

         Each employee of the Company will be required to certify each year that they have read and understood this Code of Ethics.

January 1, 1996

                                 CODE OF ETHICS

SCOPE AND PURPOSE

This Code of Ethics (the "Code") applies to:

o all directors, officers and employees of:                       }
  -        Schroder Investment Management North  } Collectively   }
         America Inc.,                           } "SIM NA"       }
  -        Schroder Investment Management North                   }
         America Limited                                          } Collectively
  -        Schroder Fund Advisors Inc., ("SFA")                   } The "US
                                                                  } Schroder
o    Schroder   Investment   Management   International           } Group"
     Limited   ("SIMIL")                                          }
o    New York based  employees of Schroder US                     }
     Holdings Inc. ("SI") who are  located  on the 34th floor     }
     of 787  Seventh  Avenue,  New  York,  NY 10019               }
o    all persons employed by any subsidiary of                    }
     Schroders plc } ("Schroders") who are  Access                }
     Persons  (as  defined  below) of any registered              }
     investment company managed by SIM NA.

Set forth below is the Code of Ethics (the "Code") for the US Schroder Group, as required by Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act"), Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act"), Rule 204-2(a)(12) under the Advisers Act and Section 20A of the Securities Exchange Act of 1934 ( the "Exchange Act"). The Code applies to every employee (full- and part-time) of the US Schroder Group.

The objective of the Code is to ensure that all business dealings and securities transactions undertaken by employees, whether for clients or for personal purposes, are subject to the highest ethical standards. Incorporated within the Code are an Insider Trading Policy and a Personal Securities Transactions Policy, which contain procedures that must be followed by all personnel.

Every employee, by means of an Annual Certification of Compliance with the Code of Ethics (see Exhibit B), must retain, read and acknowledge receipt and understanding of this Code, which will be updated as necessary. Any questions regarding the Code should be referred to the appropriate Ethics Supervisor.

The Code contains additional restrictions and requirements for certain Access Persons (as defined in Appendix A), including all US Schroder Group fund managers, investment analysts, traders, and those employees who, in connection with their duties, are aware of securities under consideration for purchase or sale on behalf of clients. Such persons will be notified in writing of their status. These restrictions are designed to prevent any conflict or the appearance of any conflict of interest between trading for their personal accounts and securities transactions initiated or recommended for clients.

STATEMENT OF POLICIES

(a)      CONFIDENTIALITY

         Personnel are expected to honor the confidential nature of company and client affairs. Information designated as confidential shall not be communicated outside of the US Schroder Group or other affiliated companies of Schroders other than to advisers consulted on a confidential basis, and shall only be communicated within Schroders on a "need to know" basis or as otherwise authorized by management in conformity with the Code.

         PERSONNEL MUST ALSO AVOID MAKING UNNECESSARY DISCLOSURE OF ANY internal information concerning Schroders and its business relationships and must use such information in a prudent and proper manner in the best interests of Schroders and its clients.

(b)      LEVEL OF CARE

         Personnel are expected to represent the interests of Schroders and its clients in an ethical manner and to exercise due skill, care, prudence and diligence in all business dealings, including but not limited to compliance with all applicable regulations and laws, and to avoid illegal activities and other conduct specifically prohibited to its personnel by the respective policies of any of the US Schroder Group companies in relation to which a person is a director, officer or employee.

(c)      FIDUCIARY DUTIES

         All personnel have fiduciary duties:

         (i)      at all times to place the  interests of their  clients  before
                  their own and not to take  inappropriate    advantage of their
                  position, and

         (ii) to conduct themselves in a manner which will avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility.

(D)      REQUIREMENTS

         (i)      Personnel  are  required to comply  with the  Insider  Trading
                  Policy   and   Personal    Securities    Transactions   Policy
                  incorporated herein.

         (II) Personnel are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of any client.

Personnel are prohibited from serving on the board of directors of any publicly listed or traded company or of any company whose securities are held in any client portfolio, except with the prior authorization of the Chairman or Chief Executive of SIM NA, the Chairman of SIMIL or, in their absence, a majority of the Ethics Committee, based upon a determination that the board service would be consistent with the interests of Schroders' clients. If permission to serve as a director is given, the company will be placed permanently on Section Two of the US Schroder Group Restricted List. Transactions in that company's securities for client and personal securities accounts will only be authorized when certification has been obtained from that company's Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities.

COMPLIANCE

THE ETHICS COMMITTEE (see Appendix A) is responsible for ensuring that a copy of the Code is delivered to all persons at the time of the commencement of their employment with any US Schroder Group company, as well as on an annual basis. As a condition of continuing employment, each employee is required to acknowledge in writing receipt of a copy of the Code and that he or she has understood the obligations and responsibilities hereunder and on an annual basis to certify compliance with it on the form provided.

THE ETHICS SUPERVISORS (see Appendix A) are each responsible for maintaining with respect to their company the records and filings required under the Code and must report immediately to the Ethics Committee any evidence of a breach of the Code by any personnel. Following such report, there will be a prompt review of the situation by the Ethics Committee and, if necessary, appropriate disciplinary and/or dismissal proceedings will be instituted, including, but not limited to, referral to the appropriate regulatory agency. Each Ethics Supervisor will conduct a regular annual review, in addition to any other special reviews which may be deemed appropriate by the Ethics Supervisor, to supervise the operation of the Code (including the Insider Trading and Personal Securities Transactions Policies) and will report SUCH REVIEWS BY JANUARY 31ST of each year to the Ethics Committee or other senior officer of the US Schroder Group appointed to receive this information.

QUESTIONS

All questions about an individual's responsibilities and obligations under the Code of Ethics should be referred to any member of the Ethics Committee, to the Chief Compliance Officer in New York or London, to the General Counsel of Schroder U.S. Holdings Inc., or to the relevant Ethics Supervisor.

                             INSIDER TRADING POLICY



THE SCOPE AND PURPOSE OF THE POLICY

It is a violation of United States federal law and a serious breach of Schroders' policies for any employee to trade in, or recommend trading in, the securities of a company, either for his/her personal gain or on behalf of the firm or its clients, while in the possession of material, nonpublic information ("inside information") which may come into his/her possession either in the course  of  performing  his/her  duties,  or  through  personal  contacts.  Such violations could subject you, Schroders, and our parent organizations, to significant civil as well as criminal liability, including the imposition of monetary penalties, and could also result in irreparable harm to the reputation of SCHRODERS. TIPPEES (I.E., persons who receive material, nonpublic information) also may be held liable if they trade or pass along such information to others.

The US Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires all broker-dealers and investment advisers to establish and enforce written policies and procedures reasonably designed to prevent misuse of MATERIAL, NON-PUBLIC information. Although ITSFEA itself does not define "insider trading", the US Supreme Court has previously characterized it as the purchase or sale of securities (which include debt instruments and put and call OPTIONS) WHILE IN POSSESSION OF INFORMATION WHICH IS BOTH MATERIAL AND NON-PUBLIC, I.E., information not available to the general public about the securities or related securities, the issuer and in some cases the markets for the securities. The provisions of ITSFEA apply both to trading while in possession of such information and to communicating such information to others who might trade on it improperly. This policy supplements the policies and procedures set forth in SIM NA, SFA's and SI's Chinese Wall Procedures, which are incorporated herein by reference.

MATERIALITY

Inside information is generally understood as material information about an issuer of publicly-traded securities that has not been made known to either the professional investment community or to the public at large. Inside information is material if it would be likely to have an effect on the price of the issuer's securities or if a reasonable investor would be likely to consider it important in making his/her investment decision. Such information usually originates from the issuer itself and could include, among other things, knowledge of a company's earnings or dividends, a significant change in the value of assets, changes in key personnel or plans for a merger or acquisition.

For example, a portfolio manager, analyst or trader may receive information about an issuer's earnings or a new product in a private communication with the issuer. Such information is usually considered material and is generally inside information because it has not been effectively disseminated to the public at large. As a general rule, any information received from an issuer that has not been made public in a press release or a public filing will be considered inside information. Upon learning the information, the employee may not purchase or sell securities of the issuer for him/herself or for any account under management until the information is effectively disseminated to the public.

If an employee has received information regarding an issuer and he/she believes that the information given has not been given in breach of fiduciary duties, then that person may retain and act upon the information.

Market information which emanates from outside the corporation but affects the market price of an issuer's securities can also be inside information. For example, inside information can also originate within Schroders itself. This would include knowledge of activities or plans of an affiliate, or knowledge of securities transactions that are being considered or executed on behalf of clients. Inside information can also be obtained from knowledge about a client that an employee has discovered in his/her dealings with that client. Inside information pertaining to a particular issuer could also involve another company that has a material relationship to the issuer, such as a major supplier's decision to increase its prices.

In addition, Rule 14e-3 under the Exchange Act makes it unlawful to buy or sell securities while in possession of material information relating to a tender offer, if the person buying or selling the securities knows or has reason to know that the information is nonpublic and has been acquired, directly or indirectly from the person making or planning to make the tender offer, from the target company, or from any officer, director, partner or employee or other person acting on behalf of either the bidder or the target company. This rule prohibits not only trading, but also the communication of material, nonpublic information relating to a tender offer to another person in circumstances under which it is reasonably foreseeable that the communication will result in a trade by someone in possession of the material, nonpublic information.

PROCEDURES AND RESPONSIBILITIES OF EMPLOYEES

1. PERSONNEL WHO ACQUIRE NON-PUBLIC information (that may possibly be material) about a company are immediately prohibited:

         (a) from trading in the securities of that company or related securities and financial instruments (as defined below) whether for client accounts, for Schroder company accounts, or for any Personal Account (see definition in Appendix A), and

         (b) from communicating the information either inside or outside Schroders except as provided below.

2. Such personnel, other than Senior Executives as defined in the Chinese Wall Procedures, are required immediately to notify the most senior-ranking available member of the Ethics Committee (see Appendix A) who will evaluate whether the information is both material and non-public.

         IF YOU ARE IN ANY DOUBT, SPEAK TO THE SENIOR-RANKING AVAILABLE MEMBER OF THE ETHICS COMMITTEE.

3. If the information is determined by this member of the ethics committee to be material and non-public, all securities of the relevant company (or companies) and related securities or financial instruments will be placed on Section One of the US Schroder Group Restricted List (see discussion below) with immediate effect.

4. Only the member of the ethics committee who determined the information to be material and non-public may decide whether it is necessary to communicate the Inside Information to another party, either inside or outside Schroders. If so, the communication must state clearly and expressly that such information is MATERIAL, NON-PUBLIC and confidential and that its possession precludes trading for any account in any security of the specified company or any related security or financial instrument.

5. This same member of the Ethics Committee is responsible for notifying the Ethics Supervisor when such information ceases to be material and non-public and for ensuring that the securities of the relevant company or companies and related securities or financial instrument are removed from the US Schroder Group Restricted List. The person who initially reported possession of the information is required to notify the member of the Ethics Committee of any change in status of the information of which he or she becomes aware.

6. All employees are also responsible for preventing disclosure of any non-public information in schroders' possession, whether or not that information is material, except in accordance with the procedures set out in this policy.

7. Any files likely to contain non-public information must be kept locked and access to computerized files must be restricted at all times, except when required by authorized personnel for the performance of their duties at Schroders.

8.       Non-public  information  which has not been deemed to be material under
         2. above may be communicated only to such personnel as require such information for the performance of their duties at Schroders.

PENALTIES

Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in such unlawful conduct and their employers. Under the law, a person can be subject to some or all of the penalties below, even if s/he does not personally benefit from the violation. Penalties include:

1)       civil injunctions;

2)       disgorgement of profits;

3)       treble  damages - fines  for  the  access  person  who  committed   the
         violation, of up to 3 times the profit gained or loss avoided, whether or not the person actually benefited;

4) fines for the employer or other controlling person of up to the greater of $1,000,000, or 3 times the profit gained or loss avoided; and

5)       jail sentences.

SPECIAL PROVISIONS FOR TRADING IN THE SECURITIES OF SCHRODERS PLC

Special restrictions apply to dealing in the securities of Schroders plc because staff, by virtue of their employment, may be deemed to have Inside Information:

1. Securities of Schroders plc will not be purchased for any client account without the permission of that client, and then only if permitted by applicable law and with the prior approval of a member of the Ethics Committee or Ethics Supervisor.

2. Personal securities transactions in the securities of Schroders plc are subject to blackout periods and other restrictions which are outlined in the Schroder London Group Staff Handbook. Copies of the restrictions are available from the Ethics Supervisors. Staff wishing to deal in the securities of Schroders plc must first contact the senior-ranking dealer in Schroders' London equity dealing room who will explain the applicable blackout periods, restrictions and authorizations required.

US SCHRODER GROUP RESTRICTED LIST

The US Schroder Group Restricted List is circulated only to those employees responsible for placing securities trades, to members of the Ethics Committee and to the Ethics Supervisors.

SECTION ONE: No personnel may place trades in any securities, which term includes options, warrants, debentures, futures, etc., on such securities (hereinafter referred to as a related security or financial instruments, of any company on Section One of the US Schroder Group Restricted List for any account whatsoever, including client accounts, Schroder company accounts or Personal Accounts at any time.

SECTION TWO: Trades in the securities or related securities or financial instruments of any company on Section Two of the US Schroder Group Restricted List (which contains those companies that have an officer of a US Schroder Group Company on their board of directors, or where a US Schroder Group Company manages a part of their balance sheet assets, i.e., corporate cash rather than pension fund assets) may only be undertaken with the written permission of the appropriate Ethics Supervisor.

No approval to trade will be given by the Ethics Supervisor:

(i) for any securities of a company currently on Section One of the US Schroder Group Restricted List;

(ii) for any security of a company on Section Two of the US Schroder Group Restricted List because an officer of a US Schroder Group Company serves as a director of that company unless the Ethics Supervisor (or alternate) can obtain confirmation from that company's Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities. Permission to trade in the securities of any company on Section Two of the US Schroder Group Restricted List because a US Schroder Group Company manages balance sheet assets for that company (as opposed to pension fund assets) will only be given if the Ethics Supervisor (or alternate) can obtain confirmation from the portfolio manager responsible for that client that no US Schroder Group Company holds any price sensitive information with respect to that company. Permission will not, in any event, be given to any personnel personally involved in the management of that client's account.

                        PERSONAL SECURITIES TRANSACTIONS
                                     POLICY

SCOPE AND PURPOSE OF THE POLICY

This Personal Securities Transactions Policy sets out the policies and procedures required to be followed by all personnel in connection with trades for Covered Accounts in Covered Securities (see Appendix A) in order to comply, INTER ALIA, with the US Schroder Group's Code of Ethics. It sets out additional restrictions and requirements for Level One Access Persons (as defined in Appendix A). Further, it sets out the policies and procedures required to be followed by outside directors (as defined in Appendix A) of Schroder Capital Funds, Schroder Capital Funds (Delaware) and Schroder Series Trust (collectively, the "Schroder Funds").

SIM NA LONDON, NEW YORK, SIMIL, AND SI-NEW YORK PERSONNEL

The procedures applicable to personnel employed by SIM NA in London and the US, SIMIL, and to SI - New York personnel vary in detail but not in principle.

ESTABLISHING AN ACCOUNT

Before undertaking any transactions in Covered Securities, employees must establish an account in accordance with the requirements of their employer company.

New York

All US-based personnel of SIM NA and SI, unless exempted in writing by the Ethics Committee, are required to maintain their Covered Accounts at Salomon Smith Barney ("SSB") or Charles Schwab & Co. ("Schwab"). SSB and Schwab provide an electronic download of employees' trades on T+1 which are accessed daily by the Compliance Department. Additionally, both firms provide contemporaneous copies of monthly account statements and trade confirmations to the Compliance Department.

Personnel on secondment from London to New York may apply for a waiver of the requirement to maintain brokerage ACCOUNTS AT SSB OR SCHWAB FOR NON-US securities. At a minimum, such personnel must follow the procedures set forth in the "Schroder Investment Management London Group Personal Investment Dealing Rules" as described below and report their transactions in Covered Securities quarterly to the New York Ethics Supervisor.

LONDON

All London-based personnel are required to comply with the requirements of the "Schroder Investment Management London Group Personal Investment Dealing Rules," which are incorporated herein by reference, including placing all transactions in Covered Securities through the Schroder London dealing room. London-based personnel must establish an account to deal through Schroders' London dealing room according to the procedures set out in the London Staff Handbook. Such procedures are incorporated herein by reference within this Personal Securities Transactions Policy. Upon establishing an account, London-based personnel covered by this Policy are required to make arrangements for copies of all contracts and confirmations to be sent to their Ethics Supervisor.

TORONTO AND MEXICO CITY

 All Toronto and Mexico City based SIM NA personnel may maintain Covered Accounts at the brokerage firm of their choosing, provided that Compliance (New
York) is notified. These employees are required to provide Compliance with copies of monthly/periodic account statements and trade confirmations.

TRANSACTIONS

ALL TRANSACTIONS FALL INTO ONE OF FOUR CATEGORIES:

o    TRANSACTIONS PROHIBITED BY THE POLICY
o    TRANSACTIONS EXEMPT FROM ALL PROVISIONS OF THE POLICY
o TRANSACTIONS EXEMPT FROM THE PRE-CLEARANCE REQUIREMENTS BUT SUBJECT TO THE REPORTING PROVISIONS OF THE POLICY
O    TRANSACTIONS SUBJECT TO PRE-CLEARANCE AND THE REPORTING PROVISIONS



PROHIBITED TRANSACTIONS

All personnel are prohibited from trading for any Covered Account where the execution of any such transaction would violate the principles and procedures of the Code or Insider Trading Policy and no personnel shall request permission to trade for any Covered Account if he or she knows that such trade:

(i) would result in the buying or selling of securities in competition with buy or sell orders of, or on behalf of, clients, or operate to the detriment of such clients including, without limitation, executing a securities transaction on a day during which any client, including any investment company for which a US Schroder Group company serves as investment adviser, sub-adviser or manager (a "Schroder Managed Fund"), has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn;

(ii) would be for the purpose of, or result in, the buying or selling of securities to take advantage of recent or imminent trades of clients;

(iii) would involve a security being considered for recommendation for purchase or sale on behalf of a client;

(iv) would take place before a sufficient period of time has elapsed after an open-market purchase or sale of any such security, by or on behalf of any client, for the effects of such purchase or sale on the market price to dissipate;

(v) would involve any security of any company currently on the US Schroder Group Restricted List or any company with respect to which such person has non-public information which has not been evaluated by a member of the Ethics Committee in accordance with the provisions of the Insider Trading Policy;

(vi) would involve trading in options on any of the stocks held by or contemplated for client accounts;

(vii) would involve a "short sale" or otherwise would expose the employee to unlimited risk of loss.


 DE MINIMIS EXCEPTION: Transactions involving shares in certain companies traded on US stock exchanges or the NASDAQ, will be approved regardless of whether there are outstanding client orders unless there is a large outstanding order for the purchase or sale of such securities by clients. A large order will generally occur if the US equity large cap model has been revised. Other than an adjustment in the model, outstanding orders for wrap fee or managed accounts or to re-balance institutional or private accounts, will not preclude clearance for a de minimis transaction.

The exception applies to transactions involving no more than 500 shares per issuer per week in the aggregate for an employee's Covered Accounts, in securities of companies with market capitalizations of $5 billion or more. In the case of options, an employee may purchase or sell up to 5 option contracts per week to control up to 500 shares in the underlying security of such large cap company.


SHORT TERM TRADING

         All personnel are strongly advised against short-term trading. All personnel are bound by the Schroder Group policy that no one may purchase and sell the same (or equivalent) security within seven calendar days. (Please note that all London-based personnel are bound by the 60 day holding period outlined below for Level One Access Persons.) Such personnel are, in addition, subject to tighter restrictions outlined below. The trading records of all personnel will be reviewed quarterly by their Ethics Supervisor. Any personnel that appear to have established a pattern of short term trading may be subject to additional restrictions or penalties including, but not limited to, a limit or ban on future personal trading activity and a requirement to disgorge profits on short-term trades.

          The short term trading prohibition shall not pertain to the exercise of a call sold by an employee to cover a long position. however, although an employee may purchase a put to cover a long position, the exercise of such put will only be approved if the underlying security was held for the minimum required period (7 days or 60 days, as appropriate). the exercise of a covered put is subject to the same preclearance and reporting requirements as the underlying security.

COVERED SECURITIES

Securities, such as stocks, bonds and options, are covered by this Policy. The same limitations pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

NOT COVERED BY THIS POLICY ARE:

o securities which are direct obligations of the U.S. Government (i.e., Treasuries)
o    any debt security directly guaranteed by any OECD member Government
o bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments(1)
o    shares or units in any open-end US registered   investment  company (mutual
     fund)
o    shares of any UK authorized unit trust(2)

If a security is not covered by this Policy, you may purchase or sell it without obtaining pre-clearance and you do not have to report the transaction.

EXEMPT FROM PRECLEARANCE

       The preclearance requirements do not apply to the following transactions. however, such transactions MUST BE REPORTED as set forth in the section on Reporting Requirements.

1)       NON-DISCRETIONARY ACCOUNTS



--------
1 High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

2 Please note that Schroder Unit Trusts Limited does not currently accept investments by US Persons into Schroders UK authorized unit trusts.

          Transactions effected in any Covered Account over which the employee has no direct or indirect influence or control is deemed a non-discretionary account. An employee shall be deemed to have no direct or indirect influence or control over an account only if the following conditions are met:

          a) Investment discretion for such account has been delegated in writing to an independent fiduciary and such investment discretion is not shared with the employee or decisions for the account are made by a family member and not by the employee;

          b) The employee (and where applicable, the family member) certifies in writing that he/she has not and will not discuss any potential investment decisions with such independent fiduciary or family member; and

          c)      The Ethics Committee approves such arrangements.

2)       NON-VOLITIONAL TRADES

          Transactions which are non-volitional on the part of the employee (i.e., the receipt of securities pursuant to a stock dividend or merger). However the volitional sale of securities acquired in a non-volitional manner is treated as any other securities trade and subject to the preclearance requirements.

3)       AUTOMATIC TRANSACTIONS AND DIVIDEND REINVESTMENT PLANS

          Purchases of the stock of a company pursuant to an automatic dividend reinvestment plan, automatic direct stock purchase plan, dividend reinvestment plan or an employee stock purchase plan sponsored by such company. such deductions that take place on an automatic, regular (i.e., weekly, monthly, quarterly) basis from either a paycheck or account (i.e., bank account, money market account) need not be pre-cleared.

          However the volitional sale of such securities is treated as any other securities trade and subject to the preclearance requirements. In addition, if an employee mails in a payment to purchase securities directly from the issuer, that purchase must be pre-cleared on the day the payment is mailed in to the issuer (see the following section).

4)       RIGHTS OFFERINGS

          Receipt or exercise of rights issued by a company on a pro rata basis to all holders of a class of security and the sale of such rights. Employees must, however, pre-clear transactions for the acquisition of such rights from a third-party or the disposition of such rights.

TRADING PRECLEARANCE

Before each transaction in a Covered Secuirty, all personnel must complete a "Personal Securities Transaction - Request to Trade" form (see Appendix C).

U.S. Securities

Personnel wishing to trade in US securities must have the form signed by the senior fund manager present (in New York or London and corresponding to the director's, officer's or employee's location) responsible for supervising client investments in large capitalization US equities, small capitalization US equities, investment grade fixed income securities or high yield securities, as appropriate, to the effect that no client trades are presently contemplated in that security. Boston-based personnel wishing to trade in small capitalization US equities should obtain certification from the senior fund manager in Boston; all other personnel wishing to trade in small capitalization US equities should obtain certification from the senior New York or London-based (as applicable) small company fund manager.

IF YOU WISH TO PURCHASE AN INITIAL PUBLIC OFFERING(3) OR SECURITIES IN A PRIVATE PLACEMENT(4) YOU MUST OBTAIN PERMISSION FROM THE CHIEF COMPLIANCE OFFICER.

Any employee who has been authorized to acquire securities in a Private Place is required to disclose that investment in any subsequent consideration of a client's investment in securities of the issuer. In such circumstances, the decision to purchase securities of the issuer for a client shall be subject to an independent review by personnel with no personal interest in the matter.

Non U.S. Securities

Personnel wishing to trade in non-US equity securities must obtain certification, by fax if necessary, from the senior London-based SIM NA or SIMIL fund manager responsible for supervising client investments in the country where such securities are primarily traded. Country funds and ADRs are treated as non-US securities and certification must therefore be obtained from the senior London based SIM NA or SIMIL fund manager responsible for the relevant country.



-------------------

3 An IPO is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to reporting requirements under the federal securities laws.

4 A private placement is an offering of securities that are not registered under the Securities Act because the offering qualified for an exemption from the registration provisions.

APPROVAL OF TRADING

Final responsibility for approving all trades, other than those placed through Schroders' London dealing room, rests with the Ethics Supervisor, or in his/her absence with any member of the Ethics Committee. London-based personnel must send the signed Request to Trade form to their Ethics Supervisor at the same time that the required dealing ticket is submitted to the senior-ranking dealer in Schroders' London dealing room. Members of the Ethics Committee, including the Ethics Supervisor, shall have their own personal trades, other than those placed through Schroders' London dealing room, approved by another member of the Ethics Committee.

If an employee receives permission to trade a security or instrument, the trade must be executed AFTER such permission is granted and, for US-based personnel BEFORE the end of the next business day after permission has been received. Trades for London-based personnel must be executed within 24 hours after permission is granted. If the trade is not executed within the appropriate time frame and the person still wishes to effect the transaction, pre-clearance must again be obtained - this would be the case for limit orders and orders such as good-till-canceled as well.

(For Personal Equity Plans and similar vehicles which are subject to a mandatory cooling-off period, trade date shall be deemed to be the date on which the application is submitted rather than the date on which the cooling-off period expires and not the date the trade is executed.)

If an employee fails to preclear a transaction in a Covered Security, he/she may be monetarily penalized, by a fine and/or disgorgement of profits or avoidance of loss. These types of violations will result in reprimands and could also negatively affect the person's employment at Schroders. All preclearance violations will be forwarded to the Ethics Committee to determine sanctions.

In cases where approval is not granted for any Covered Account transactions in a security, Schroders will provide no compensation for any consequential losses in a Covered Account.

ADDITIONAL RESTRICTIONS AND REQUIREMENTS FOR LEVEL ONE ACCESS PERSONS

The following additional restrictions and requirements apply to LEVEL ONE ACCESS PERSONS, namely all US Schroder Group fund managers, investment analysts, traders and those persons who, in connection with their regular functions or duties, obtain: (i) information regarding the purchase or sale of a security on behalf of a client or (ii) information as to specific securities under consideration for purchase or sale on behalf of clients. These additional restrictions are designed to prevent any conflict or the appearance of any conflict of interest between trading for their Covered Accounts and securities transactions initiated or recommended by them for clients:

i) Level One Access Persons are prohibited from buying or selling a security within seven calendar days before and after any client trades in that security. Any profits realized on transactions within the proscribed periods (based on the difference in the price per share between that paid or received, as appropriate, by the client and that paid or received by such Access Person) will be required to be disgorged to the appropriate client or, if that is not possible, to a charitable organization designated by the Ethics Committee.

ii) Level One Access Persons are prohibited from profiting in the purchase and sale of the same (or equivalent) securities within 60 calendar days. This 60 day restriction is in lieu of the general seven day restriction on short-term trading described above. Any profits realized on any such short-term trades will be required to be disgorged to a charitable organization designated by the Ethics Committee.

iii) Level One Access Persons are required to disclose, on commencement of employment and subsequently in an annual filing to their Ethics Supervisor, all their personal securities holdings.


REPORTING REQUIREMENTS

All personnel are required to report his/her transactions in Covered Securities holdings in Covered Accounts, as follows.

     REPORTS OF EACH TRANSACTION IN A COVERED SECURITY

o Personnel are required to report to Compliance, no later than at the opening of business on the business day following the day of execution of a trade for a Personal Account, including:

         name of security
         nature of transaction (purchase, sale, etc.)
         number of shares/units or principal amount price of transaction date of trade name of broker

SSB and Schwab provide the New York Compliance Department with a daily report of the above information with respect to any personal securities transactions executed by New York-based personnel.

Any personnel seconded from London to New York who are granted a waiver from the requirement to maintain personal accounts at SSB or Schwab shall, within ten days after the end of each calendar quarter, provide the New York Ethics Supervisor with copies of all pre-clearance forms and contract notes for transactions executed through the London dealing desk.

The reporting obligation of London-based personnel shall be discharged by arranging in advance for copies of contract notes/confirmations for all their transactions to be sent automatically to Compliance upon completion of a trade.

         INITIAL EMPLOYMENT

o No later than 10 days after initial employment with a US Schroder Group Company, each employee must provide Compliance (New York or London, as appropriate) with a list of each Covered Security s/he owns (as defined above). The information provided must include the title of the security, number of shares owned, and principal amount, as well as a of list of all Covered Accounts where Covered Securities are held. The employee will sign and date the report.

         QUARTERLY REPORTS

o No later than 10 days after the end of each calendar quarter, each employee will provide Compliance (New York or London, as appropriate) with a report of all transactions in Covered Securities in the quarter, including the name of the Covered Security, the number of shares and principal amount, whether it was a buy or sell, the price and the name of the broker through whom effected. The employee will also report any new Covered Accounts established during the quarter, including the name of the broker/dealer and the date the Covered Account was established. The report will be signed and dated by the employee.

         ANNUAL REPORTS

o Within 30 days after the end of the calendar, each employee must report all his/her holdings in Covered Securities as at December 31, including the title, number of shares and principal amount of each Covered Security the employee owns (as defined above) and the names of all Covered Accounts. The employee will sign and date the report.

Exceptions:

o An employee need not report any transactions in covered securities or any covered accounts in which s/he has no direct or indirect influence or control.

o A director of a schroder fund who is not an "interested person"5 is not required to make initial, quarterly or annual reports provided that s/he did not know, nor in the ordinary course of fulfilling his/her duties as a director, s/he should not have known, that during


---------------

5 As defined in Section 2(a)(19) of the Investment Company Act.

     the 15 day period immediately before or after his/her transaction in a covered security, the fund purchased or sold the covered security or that the covered security was considered for purchase or sale by the fund.

The information on personal securities transactions received and recorded by SIM NA and SIMIL (on behalf of their employees) will be deemed to satisfy the reporting obligations contained in Rule 204-2(a)(12) under the Advisers Act and Rule 17j-1 under the Investment Company Act. Such reports may, where appropriate, contain a statement to the effect that the reporting of the transaction is not to be construed as an admission that the person has any direct or indirect beneficial interest or ownership in the security.

Reports by the Ethics Supervisors

On a quarterly basis, the appropriate Ethics Supervisors, in order to assist them in fulfilling their regulatory obligations, will report to the Boards of Trustees of the Schroder Funds or the Schroder-managed Funds, as appropriate, and the Supervisory Principal of SFA, any violations of this Code and the actions, if any, taken by the Ethics Committee.

Adopted: October 1, 1995
Amended: May 15, 1996
         May 1, 1997
         June 12, 1998
         June 2, 1999
         March 14, 2000

                                   APPENDIX A

DEFINITIONS

"ETHICS SUPERVISOR" means the persons designated from time to time by the Ethics Committee to administer the Code, who currently are:

---------------------------------------------------------------------------------------------------------------
Barbara Brooke                           Schroders U.S. Holdings Inc.
Manning for:                             Schroder Investment Management North America Inc. (New
(alts: ) Evett Lawrence                  York and Mexico City)
         Brian Murphy                    Schroder Investment Management North America Ltd. (Toronto
                                         only)
---------------------------------------------------------------------------------------------------------------
Barbara Brooke                           Schroder Fund Advisors Inc.
Manning for:                             Schroder Capital Funds
(alt: Sandra Poe)                        Schroder. Investment Management North America Inc. (New
                                         York)
                                         Schroder Capital Funds (Delaware)
                                         Schroder Series Trust
---------------------------------------------------------------------------------------------------------------
Paul Martin for:                         Schroder Investment Management North America Inc. (London)
                                         Schroder Investment Management North America Limited
                                         (London)
                                         Schroder Investment Management International Limited
---------------------------------------------------------------------------------------------------------------

"ETHICS COMMITTEE" means the committee designated by the US Schroder Group Companies from time to time, which currently comprises:

                                    Jeremy Willoughby(Chairman)
                                    Richard Foulkes
                                    Barbara Brooke Manning
                                    Richard Mountford
                                    Andrew Smethurst
                                    Mark Smith

"ACCESS PERSON" will be divided into two categories: Level One Access Person means any director, officer or employee who is an Advisory Person (as defined herein) of SIM NA, SFA, SI and the Schroder Funds. All other directors and officers are Level Two Access Persons.

"ADVISORY PERSON" is any employee who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security on behalf of any advisory client or information regarding securities under consideration for purchase or sale on behalf of clients or whose functions relate to the making of any recommendations with respect to such purchases or sales.

A SECURITY IS "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

"COVERED ACCOUNT" is an account in which securities are owned by you. This includes IRA accounts. Under the Policy, accounts held by your spouse (including his/her IRA accounts), minor children and other members of your immediate family (children, stepchildren, grandchildren, parents, step parents, grandparents, siblings, in-laws and adoptive relationships) who share your household are also considered your accounts. In addition, accounts maintained by your domestic partner (an unrelated adult with whom you share your home and contribute to each other's support) are considered your accounts under this Policy.

If you are in any doubt as to whether an account falls within this definition of Covered Account, please see Compliance. Further, if you believe that there is a reason that you are unable to comply with the Policy, for example, your spouse works for another regulated firm, you make seek a waiver from Compliance.

"COVERED SECURITIES" generally means stocks, bonds and options. The same limitations pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

NOT COVERED BY THIS POLICY ARE:

o securities which are direct obligations of the U.S. Government (i.e., Treasuries)
o any debt security directly guaranteed by any OECD member Government
o bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments (6)
o shares or units in any open-end US registered investment company (mutual fund)
o shares of any uk authorized unit trust(7)

"DISINTERESTED DIRECTOR/TRUSTEE" means a Director or Trustee of the any of the Schroder Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act or the rules thereunder.

--------
1 High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality. 2 Please note that Schroder Unit Trusts Limited does not currently accept investments by US Persons into Schroders UK authorized unit trusts.

"US SCHRODER GROUP RESTRICTED LIST" means a list of securities determined from time to time by the Ethics Committee, in accordance with provisions of the Insider Trading Policy, to be inappropriate for trading by personnel covered by this Code and, in certain circumstances, by any client portfolio of any US Schroder Group Company.

                                 CODE OF ETHICS

                                       OF

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

PREAMBLE

                  This Code of Ethics  ("Code") is being  adopted in  compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 204-2 thereunder and Section 17j of the Investment Company Act of 1940 (the "40 Act") and Rule 17j-1 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of access persons (defined below). Section 206 of the Advisers Act and Rule 17j-1 of the 40 Act make it unlawful for certain persons, including

BARROW, HANLEY, MEWHINNEY & STRAUSS, INC. (the "Firm"):
-----------------------------------------

                  (1) To employ a device, scheme or artifice to defraud any client or prospective client, or any mutual fund portfolio managed by the Firm (the "Fund");

                  (2) To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client, or the Fund;

                  (3) Acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;

                  (4)      To engage   in  any act,   practice,   or  course  of
                           business    which   is   fraudulent,   deceptive   or
                           manipulative; or

                  (5) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading.

                  This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

                  This Code of Ethics is adopted by the Board of Directors of the Firm. This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm and shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients or shareholders; (ii) taking inappropriate advantage of their position with the Firm or the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and to the Fund's Compliance Officer.


POLICY STATEMENT ON INSIDER TRADING

                  The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Firm's Compliance Officer.

                  The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

                  While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                  1)       trading   by  an  insider,  while  in  possession  of
                           material nonpublic information, or

                  2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

                  3)       communicating material   nonpublic   information   to
                           others.

                  The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur, the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

                  Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                  Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

                  Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

               i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

               ii.  Is the information  nonpublic?  To whom has this information
                    been  provided?   Has  the  information   been   effectively
                    communicated to the marketplace?

                  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

               i.   Report  the  matter  immediately  to the  Firm's  Compliance
                    Officer.

               ii. Do not purchase or sell the securities on behalf of yourself or others.

               iii. Do not  communicate  the  information  inside or outside the
                    Firm, other than to the Firm's Compliance Officer.

               iv. After the Firm's Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

                  Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

                  The role of the Firm's Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

               To prevent insider trading, the Firm will:

               i. provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and


               ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,

                    1. implement measures to prevent dissemination of such information, and

                    2.       if necessary,  restrict  officers,   directors  and
                             employees from trading the securities.

               To detect insider trading, the Firm's Compliance Officer will:

               i. review the trading activity reports filed by each officer, director and employee, and

               ii.  review the trading activity of accounts managed by the Firm.

         A.       DEFINITIONS

               (1)  "ACCESS  PERSON"  means  any  director,   officer,   general
                    partner, advisory person, investment personnel, portfolio manager, or employee of the firm.

               (2) "ADVISORY PERSON" means any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm or the Fund with regard to the purchase or sale of a security by the Firm or the Fund.

               (3) "AFFILIATED COMPANY" means a company which is an affiliated person.

               (4) "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities or such other person; (b) and person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisor board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

               (5) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm or the Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a security.

               (6) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

               (7) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

               (8) "INVESTMENT PERSONNEL" means (a) any portfolio manager of the Firm or the Fund as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager's decisions.

               (9)  "PERSON" means any natural person or a company.

               (10) "PORTFOLIO  MANAGER" means an employee of the Firm entrusted
                    with  the  direct   responsibility  and  authority  to  make
                    investment decisions.

               (11) "SECURITY"  means any note,  stock,  treasury  stock,  bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of unaffiliated registered open-end investment companies (mutual funds).

         B.       TRADING RESTRICTIONS FOR ACCESS PERSONS

               (1) GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access persons are subject to the following restrictions with respect to their securities transactions:

                    (a) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access persons are prohibited from accepting any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Firm or the Fund; for the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business;

                    (b) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm or the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients and the Fund's shareholders. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities.

                    (c) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access persons are prohibited from acquiring securities in an initial public offering.

                    (d) PROHIBITION ON PRIVATE PLACEMENTS. Access persons are prohibited from acquiring securities in a private placement without prior approval from the Firm's
                         Compliance Officer. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

                    (e) PROHIBITION ON OPTIONS. Access persons are prohibited from acquiring or selling any option on any security.

                    (f) PROHIBITION ON SHORT-SELLING. Access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

                    (g) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.


               (2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by any client of the Firm or by the Fund:



                    (a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT OR THE FUND. Access persons are prohibited from purchasing or selling any security within three calendar days after any client or the Fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to the appropriate client portfolio(s) or the Fund.


                    (b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT OR THE FUND. Any access person who purchases a security within seven calendar days before any client or the Fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the client or the Fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to the appropriate client portfolio(s) or the Fund any gain from the transaction.

                    (c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT OR THE FUND. Any access person who sells a security within seven days before any client or the Fund sells the same (or a related) security must relinquish to the appropriate client portfolio(s) or the Fund the difference between the access person's sale price and the client portfolio(s) or the Fund's sale price (assuming the access person's sale price is higher).

         C.       EXEMPTED TRANSACTIONS

                  The prohibitions of Sections B (1)(f)(g) and B (2)(a)(b)(c) shall not apply to:

                    (1) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

                    (2) purchases or sales which are non-volitional on the part of either the access person or the Firm;

                    (3) purchases which are part of an automatic dividend reinvestment plan; and

                    (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         D.       COMPLIANCE PROCEDURES

                    (1) RECORDS OF SECURITIES TRANSACTIONS. All access persons must notify the Firm's Compliance Officer if they have opened or intend to open a brokerage account. Access persons must direct their brokers to supply the Firm's Compliance officer with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their brokerage accounts.

                    (2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All access persons shall receive prior written approval from the Firm's Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling securities. The personal securities transactions pre-clearance form is attached as Exhibit D.

                    (3) DISCLOSURE OF PERSONAL HOLDINGS. All access persons shall disclose to the Firm's Compliance Officer all personal securities holdings upon the later of commencement of employment or adoption of this Code of Ethics and thereafter on an annual basis as of December
                         31. This initial report shall be made on the form attached as Exhibit A and shall be delivered to the Firm's Compliance Officer.

                    (4) CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. Every access person shall certify annually that:

                    (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

                    (b) they have complied with the requirements of the Code of Ethics; and
                    (c) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

                  The annual report shall be made on the form attached as Exhibit B and delivered to the Firm's Compliance Officer.

                    (5)  REPORTING REQUIREMENTS

                    (a) Every access person shall report to the Compliance Officer of the Firm the information described in, Sub-paragraph (5)(b) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                    (b) Reports required to be made under this Paragraph (5) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every access person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                         (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                         (iii)   the price   at   which   the   transaction  was
                                 effected; and

                         (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

                                 Duplicate copies of the broker confirmation of all personal transactions and copies of periodic statements for all securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

                    (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                    (d) The Compliance Officer of the Firm shall notify each access person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

                    (e) Reports submitted to the Compliance Officer of the Firm pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

                    (6)  CONFLICT OF INTEREST

                         Every access person shall notify the Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients (including the Fund), such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

 E. REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

                    (1) The Firm's Compliance Officer shall promptly report to the Board of Directors and to the Fund's Compliance Officer all apparent violations of this Code of Ethics and the reporting requirements thereunder.

                    (2) When the Firm's Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or Rule 17j-1 of the 40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors.

                    (3) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

         F.       ANNUAL REPORTING TO THE BOARD OF DIRECTORS

                    (1) The Firm's Compliance Officer shall prepare an annual report relating to this Code of Ethics to the Board of Directors. Such annual report shall:

                    (a)  Summarize  existing   procedures   concerning  personal
                         investing and any changes in the procedures made during the past year;

                    (b) identify any violations requiring significant remedial action during the past year; and

                    (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

                  The Fund's Compliance Officer will prepare a similar report for the Fund's Board of Directors.

         G.       SANCTIONS

                  Upon discovering a violation of this Code, the Board of Directors may impose such sanctions, as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

         H.       RETENTION OF RECORDS

                  This Code of Ethics, a list of all persons required to make reports hereunder from time to time, as shall be updated by the Firm's Compliance Officer, a copy of each report made by an access person hereunder, each memorandum made by the Firm's Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.

Dated:    January 3, 2000

                                                                      Exhibit A

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                        INITIAL REPORT OF ACCESS PERSONS

To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Access Persons."

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

4. As of the date below I had a direct or indirect beneficial ownership in the following securities:

======================================== ====================================== ======================================
          NAME OF SECURITIES                       NUMBER OF SHARES                     (DIRECT OR INDIRECT)
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

======================================== ====================================== ======================================

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

Date:                                               Signature:
      -------------------------------------------              ------------------------------------------------
       (First date of investment personnel
           status)
                                                   Print Name:
                                                               ------------------------------------------------

                                                        Title:
                                                               ------------------------------------------------

                                                     Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                               ------------------------------------------------

Date:                                               Signature:
      -------------------------------------------              ------------------------------------------------
                                                               Firm's Compliance Officer


                                                                      Exhibit B

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                         ANNUAL REPORT OF ACCESS PERSONS

To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."


     2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

     3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Firm or the Fund to any employees of any other UAM affiliate, except where the disclosure occurred subsequent to the execution of withdrawal of an order.

     4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

     5. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following securities:

======================================== ====================================== ======================================
                                                                                          TYPE OF INTEREST
          NAME OF SECURITIES                       NUMBER OF SHARES                     (DIRECT OR INDIRECT)
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

======================================== ====================================== ======================================

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).


Date:                                               Signature:
      -------------------------------------------             ------------------------------------------------

                                                   Print Name:
                                                              ------------------------------------------------

                                                        Title:
                                                              ------------------------------------------------


                                                     Employer: Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                              ------------------------------------------------


    Date:                                           Signature:
           -------------------------------------              ------------------------------------------------
                                                                Firm's Compliance Officer


                                                                      Exhibit C

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

 Securities Transactions Report For the Calendar Quarter Ended: _______________

To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Firm.

=================== ================= ============ ================ ==================== ========== ======================
     SECURITY           DATE OF         NO. OF      DOLLAR AMOUNT        NATURE OF         PRICE        BROKER/DEALER
                      TRANSACTION       SHARES     OF TRANSACTION       TRANSACTION                    OR BANK THROUGH
                                                                      (Purch., Sale,                    WHOM EFFECTED
                                                                          Other)
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

=================== ================= ============ ================ ==================== ========== ======================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Firm clients or any related portfolios, including the Fund.

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

Date:                                               Signature:
     -------------------------------------------               ------------------------------------------------
     (First date of investment personnel status)
                                                   Print Name:
                                                               ------------------------------------------------

                                                        Title:
                                                               ------------------------------------------------

                                                     Employer: Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                               ------------------------------------------------

Date:                                               Signature:
     ---------------------------------------                   ------------------------------------------------
                                                                Firm's Compliance Officer


                                                                      Exhibit D

                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

               Personal Securities Transactions Pre-clearance Form
                       (see Section D(2), Code of Ethics)

To the  Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

I hereby request pre-clearance of the following proposed transactions:

=================== =========== =================== ==================== ============= ====================== ====================
     SECURITY         NO. OF     DOLLAR AMOUNT OF        NATURE OF          PRICE          BROKER/DEALER          AUTHORIZED
                      SHARES       TRANSACTION          TRANSACTION          (OR          OR BANK THROUGH
                                                      (Purch., Sale,       PROPOSED        WHOM EFFECTED            YES NO
                                                          Other)            PRICE)
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------------------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------
=================== =========== =================== ==================== ============= ====================== ========= ==========



Date:                                              Signature:
      -------------------------------------------            ------------------------------------------------
      (First date of investment personnel
           status)
                                                  Print Name:
                                                            ------------------------------------------------

                                                       Title:

                                                            ------------------------------------------------

                                                    Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                            ------------------------------------------------


Date:                                              Signature:
     -------------------------------------------            ------------------------------------------------
                                                            Firm's Compliance Officer

                            THE VANGUARD GROUP, INC.
                            ------------------------

                                 CODE OF ETHICS
                                 --------------

SECTION 1:  BACKGROUND

This Code of Ethics has been approved and adopted by the Board of Directors of The Vanguard Group, Inc. ("Vanguard") and the Boards of Trustees of each of the Vanguard funds in compliance with Rule 17j-1 under the Investment Company Act of 1940. The Code has been amended and restated effective as of May 1, 1999. Except as otherwise provided, the Code applies to all "Vanguard personnel," which term includes all employees, officers, Directors and Trustees of Vanguard and the Vanguard funds. The Code also contains provisions which apply to the investment advisers to the Vanguard funds (see section 11).

SECTION 2:  STATEMENT OF GENERAL FIDUCIARY STANDARDS

This Code of Ethics is based on the overriding principle that Vanguard personnel act as fiduciaries for shareholders' investments in the Vanguard funds. Accordingly, Vanguard personnel must conduct their activities at all times in accordance with the following standards:

     a) SHAREHOLDERS' INTERESTS COME FIRST. In the course of fulfilling their duties and responsibilities to Vanguard fund shareholders, Vanguard personnel must at all times place the interests of Vanguard fund shareholders first. In particular, Vanguard personnel must avoid serving their own personal interests ahead of the interests of Vanguard fund shareholders.

     b) CONFLICTS OF INTEREST MUST BE AVOIDED. Vanguard personnel must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to their duties and responsibilities to Vanguard fund shareholders.

     c) COMPROMISING SITUATIONS MUST BE AVOIDED. Vanguard personnel must not take advantage of their position of trust and responsibility at Vanguard. Vanguard personnel must avoid any situation that might compromise or call into question their exercise of full independent judgment in the best interests of Vanguard fund shareholders.

All activities of Vanguard personnel should be guided by and adhere to these fiduciary standards. The remainder of this Code sets forth specific rules and procedures which are consistent with these fiduciary standards. However, all activities by Vanguard personnel are required to conform with these fiduciary standards regardless of whether the activity is specifically covered in this Code.

SECTION 3:  DUTY OF CONFIDENTIALITY

Vanguard personnel must keep confidential at all times any nonpublic information they may obtain in the course of their employment at Vanguard. This information includes but is not limited to:

     1)   information  on the  vanguard  funds,  including  recent or  impending
          securities    transactions   by   the   funds,   activities   of   the
          funds' advisers, offerings of new funds, and closings of funds;

     2)   information   on   Vanguard   fund    shareholders   and   prospective
          shareholders, including their identities, investments, and account transactions;

     3)   information  on  other  vanguard   personnel,   including  their  pay,
          benefits, position level, and performance ratings; and

     4) information on Vanguard business activities, including new services, products, technologies, and business initiatives.

Vanguard  personnel  have  the  highest  fiduciary   obligation  not  to  reveal
confidential Vanguard information to any party that does not have a clear and compelling need to know such information.

SECTION 4:  GIFT POLICY

Vanguard personnel are prohibited from seeking or accepting gifts of material value from any person or entity, including any Vanguard fund shareholder or Vanguard client, when such gift is in relation to doing business with Vanguard. In certain cases, Vanguard PERSONNEL MAY ACCEPT GIFTS OF DE MINIMIS value (as determined in accordance with guidelines set forth in Vanguard's Human Resources Policy Manual) but only if they obtain the approval of a Vanguard officer.

SECTION 5:  OUTSIDE ACTIVITIES

     a) PROHIBITIONS ON SECONDARY EMPLOYMENT. Vanguard employees are prohibited from working for any business or enterprise in the financial services industry that competes with Vanguard. In addition, Vanguard employees are prohibited from working for any organization that could possibly benefit from the employee's knowledge of confidential Vanguard information, such as new Vanguard services and technologies. Beyond these prohibitions, Vanguard employees may accept secondary employment, but only with prior approval from the Vanguard Compliance Department. Vanguard officers are prohibited from accepting or serving in any form of secondary employment unless they have received approval from a Vanguard Managing Director or the Vanguard Chairman and Chief Executive Officer.

     b) PROHIBITION ON SERVICE AS DIRECTOR OR PUBLIC OFFICIAL. Vanguard officers and employees are prohibited from serving on the board of directors of any publicly traded company or in an official capacity for any federal, state, or local government (or governmental agency or instrumentality) without prior approval from the Vanguard Compliance Department.

     c) PROHIBITION ON MISUSE OF VANGUARD TIME OR PROPERTY. Vanguard personnel are prohibited from using Vanguard time, equipment, services, personnel or property for any purposes other than the performance of their duties and responsibilities at Vanguard.

SECTION 6:  GENERAL PROHIBITIONS ON TRADING

     a) TRADING ON KNOWLEDGE OF VANGUARD FUNDS ACTIVITIES. All Vanguard personnel are prohibited from taking personal advantage of their knowledge of recent or impending securities activities of the Vanguard funds or the funds' investment advisers. In particular, Vanguard personnel are prohibited from purchasing or selling, directly or indirectly, any security when they have actual knowledge that the security is being purchased or sold, or considered for purchase or sale, by a Vanguard fund. This prohibition applies to all securities in which the person has acquired or will acquire "beneficial ownership." For these purposes, a person is considered to have beneficial ownership in all securities over which the person enjoys economic benefits substantially equivalent to ownership (for example, securities held in trust for the person's benefit), regardless of who is the registered owner. Under this Code of Ethics, Vanguard personnel are considered to have beneficial ownership of all securities owned by their spouse or minor children.

     b) VANGUARD INSIDER TRADING POLICY. All Vanguard personnel are subject to Vanguard's Insider Trading Policy, which is considered an integral part of this Code of Ethics. Vanguard's Insider Trading Policy prohibits Vanguard personnel from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits Vanguard personnel from communicating to third parties any material nonpublic information about any security or issuer of securities. Any violation of Vanguard's Insider Trading Policy may result in penalties which could include termination of employment with Vanguard.

SECTION 7:  ADDITIONAL TRADING RESTRICTIONS FOR ACCESS PERSONS

     a) APPLICATION. The restrictions of this section 7 apply to all Vanguard access persons. For purposes of the Code of Ethics, "access persons" include:

     1) any Director or Trustee of Vanguard or a Vanguard fund, excluding disinterested Directors and Trustees (i.e., any Director or Trustee who is not an "interested person" of a Vanguard fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940);

     2)   any officer of Vanguard or a Vanguard fund; and

     3) any employee of Vanguard or a Vanguard fund who in the course of his or her regular duties participates in the selection of a Vanguard fund's securities or who works in a Vanguard department or unit that has access to information regarding a Vanguard fund's impending purchases or sales of securities.

The Vanguard Compliance Department will notify all Vanguard personnel who qualify as access persons of their duties and responsibilities under this Code of Ethics. The restrictions of this section 7 apply to all transactions in which a Vanguard access person has or will acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the restrictions do not apply to transactions in accounts over which the access person has no direct or indirect control or influence.

     b)   GENERAL  RESTRICTIONS FOR ACCESS PERSONS.  Vanguard access persons are
subject  to  the  following   restrictions  with  respect  to  their  securities
transactions:

     1) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. Vanguard access persons must receive approval from the Vanguard Compliance Department before
          purchasing  or  selling  any  securities.   The  Vanguard   Compliance
          Department will notify Vanguard access persons if their proposed securities transactions are permitted under this Code of Ethics.

     2) TRADING THROUGH VANGUARD BROKERAGE SERVICES. Vanguard access persons must conduct all their securities transactions through Vanguard Brokerage Services. Vanguard Brokerage Services will send a confirmation notice of any purchase or sale of securities by a Vanguard access person to the Vanguard Compliance Department.

     3) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Vanguard access persons are prohibited from acquiring securities in an initial public offering.

     4) PROHIBITION ON PRIVATE PLACEMENTS. Vanguard access persons are prohibited from acquiring securities in a private placement without prior approval from the Vanguard Compliance Department. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in a Vanguard fund's later consideration of an investment in the issuer.

     5) PROHIBITION ON OPTIONS. Vanguard access persons are prohibited from acquiring or selling any option on any security.

     6) PROHIBITION ON SHORT-SELLING. Vanguard access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

     7) PROHIBITION ON SHORT-TERM TRADING PROFITS. Vanguard access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within 60 calendar days. In the event that an access person realizes profits on such short-term trades, the access person must relinquish such profits to The Vanguard Group Foundation.

     c) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Vanguard access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by the Vanguard funds:

     1) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A FUND TRADE. Vanguard access persons are prohibited from purchasing or selling any security within three calendar days after a Vanguard fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to The Vanguard Group Foundation.

     2) PURCHASES WITHIN SEVEN DAYS BEFORE A FUND PURCHASE. A Vanguard access person who purchases a security within seven calendar days before a Vanguard fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to The Vanguard Group Foundation any gain from the transaction.

     3) SALES WITHIN SEVEN DAYS BEFORE A FUND SALE. A Vanguard access person who sells a security within seven days before a Vanguard fund sells the same (or a related) security must relinquish to The Vanguard Group Foundation the difference between the access person's sale price and the Vanguard fund's sale price (assuming the access person's sale price is higher).

     4) RESTRICTIONS NOT APPLICABLE TO TRADES BY VANGUARD INDEX FUNDS. The restrictions of this section 7c do not apply to purchases and sales of securities by Vanguard access persons which would otherwise violate section 7c solely because the transactions coincide with trades by any Vanguard index funds.

SECTION 8:  ADDITIONAL TRADING RESTRICTIONS FOR INSTITUTIONAL CLIENT CONTACTS

     a) APPLICATION. The restrictions of this section 8 apply to all Vanguard Institutional client contacts. For purposes of the Code of Ethics, an "Institutional client contact" includes any Vanguard employee who works in a department or unit at Vanguard that has significant levels of interaction or dealings with the management of clients of Vanguard's Institutional Investor Group. The Vanguard Compliance Department will notify Vanguard employees who qualify as Institutional client contacts of the restrictions of this Section 8.

     b) PROHIBITION ON TRADING SECURITIES OF INSTITUTIONAL CLIENTS. Vanguard Institutional client contacts are prohibited from acquiring securities issued by clients of the Vanguard Institutional Investor Group (including any options or futures contracts based on such securities). In the event that any individual who becomes subject to this prohibition already owns securities issued by Institutional clients, the individual will be prohibited from disposing of those securities without prior approval from the Vanguard Compliance Department. The restrictions of this section 8 apply to all transactions in which Institutional client contacts have acquired or would acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions in any account over which an individual does not possess any direct or indirect control or influence. The Vanguard Compliance Department will maintain a list of the Institutional clients to which the prohibitions of this section 8 apply. The Vanguard Compliance Department may waive the prohibition on acquiring securities of Institutional clients in appropriate cases (including, for example, cases in which an individual acquires securities as part of an inheritance or through an employer-sponsored employee benefits or compensation program).

SECTION 9:  COMPLIANCE PROCEDURES

     a) APPLICATION. The requirements of this section 9 apply to all Vanguard personnel other than disinterested Directors and Trustees (see section 7a). The requirements apply to all transactions in which Vanguard personnel have acquired or would acquire beneficial ownership (see section 6a) of a security, including transactions by a spouse or minor child. However, the requirements do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the requirements do not apply to securities acquired for accounts over which the person has no direct or indirect control or influence.

     b) DISCLOSURE OF PERSONAL HOLDINGS. All Vanguard personnel must disclose their personal securities holdings to the Vanguard Compliance Department upon commencement of employment with Vanguard. These disclosures must identify the title, number of shares, and principal amount with respect to each security holding.

     c) RECORDS OF SECURITIES TRANSACTIONS. All Vanguard personnel must notify the Vanguard Compliance Department if they have opened or intend to open a brokerage account. Vanguard personnel must direct their brokers to supply the Vanguard Compliance Department with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their brokerage accounts.

     d) CERTIFICATION OF COMPLIANCE. All Vanguard personnel must certify annually to the Vanguard Compliance Department that: (i) they have read and understand this Code of Ethics; (ii) they have complied with all requirements of the Code of Ethics; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 10:  REQUIRED REPORTS BY DISINTERESTED DIRECTORS AND TRUSTEES

Disinterested Directors and Trustees (see section 7a) are required to report their securities transactions to the Vanguard Compliance Department only in cases where the Director or Trustee knew or should have known during the 15-day period immediately preceding or following the date of the transaction that the security had been purchased or sold, or was being considered for purchase or sale, by a Vanguard fund.

SECTION 11: APPLICATION TO INVESTMENT ADVISERS

     a) ADOPTION OF CODE OF ETHICS. Each investment adviser to a Vanguard fund must adopt a code of ethics in compliance with Rule 17j-1 and provide the Vanguard Compliance Department with a copy of the code of ethics and any subsequent amendments. Each investment adviser is responsible for enforcing its code of ethics and reporting to the Vanguard Compliance Department on a timely basis any violations of the code of ethics and resulting sanctions.

     b) PREPARATION OF ANNUAL REPORTS. Each investment adviser to a Vanguard fund must prepare an annual report on its code of ethics for review by the Board of Trustees of the Vanguard fund. This report must contain the following:

     1) a description of any issues arising under the adviser's code of ethics including, but not limited to, information about any violations of the code, sanctions imposed in response to such violations, changes made to the code's provisions or procedures, and any recommended changes to the code; and

     2)   a  certification   that  the  investment   adviser  has  adopted  such
          procedures as are reasonably necessary to prevent access persons from violating the code of ethics.

SECTION 12:  REVIEW BY BOARDS OF DIRECTORS AND TRUSTEES

     a) REVIEW OF INVESTMENT ADVISERS' CODE OF ETHICS. Prior to retaining the services of any investment adviser for a Vanguard fund, the Board of Trustees of the Vanguard fund must review the code of ethics adopted by the investment adviser pursuant to Rule 17j-1 under the Investment Company Act of 1940. The Board of Trustees must receive a certification from the investment adviser that the adviser has adopted such procedures as are reasonably necessary to prevent access persons from violating the adviser's code of ethics. A majority of the Trustees of the Vanguard fund, including a majority of the disinterested Trustees of the Fund, must determine whether the adviser's code of ethics contains such provisions as are reasonably necessary to prevent access persons from engaging in any act, practice, or course of conduct prohibited by the anti-fraud provisions of Rule 17j-1.

     b) REVIEW OF VANGUARD ANNUAL REPORTS. The Vanguard Compliance Department must prepare an annual report on this Code of Ethics for review by the Board of Directors of Vanguard and the Boards of Trustees of the Vanguard funds. The report must contain the following:

     1) a description of issues arising under the Code of Ethics since the last report including, but not limited to, information about any violations of the Code, sanctions imposed in response to such violations, changes made to the Code's provisions or procedures, and any recommended changes to the Code; and

     2) a certification that Vanguard and the Vanguard Funds have adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

SECTION 13:  SANCTIONS

In the event of any violation of this Code of Ethics, Vanguard senior management will impose such sanctions as deemed necessary and appropriate under the circumstances and in the best interests of Vanguard fund shareholders. In the case of any violations by Vanguard employees, the range of sanctions could include a letter of censure, suspension of employment without pay, or permanent termination of employment.

SECTION 14:  RETENTION OF RECORDS

Vanguard must maintain all records required by Rule 17j-1 including: (i) copies of this Code of Ethics and the codes of ethics of all investment advisers to the Vanguard funds; (ii) records of any violations of the codes of ethics and actions taken as a result of the violations; (iii) copies of all certifications made by Vanguard personnel pursuant to section 9d; (iv) lists of all Vanguard personnel who are, or within the past five years have been, access persons subject to the trading restrictions of section 8 and lists of the Vanguard compliance personnel responsible for monitoring compliance with those trading restrictions; and (v) copies of the annual reports to the Boards of Directors and Trustees pursuant to section 12.